As filed with the Securities and Exchange Commission on December 22, 2025
Offering Circular
ACCREW, INC.
320 W Ohio St, Suite 3W,
Chicago, IL 60654
(844) 988-1775
www.accrew.com

Accrew, Inc., a Delaware corporation ("Accrew," "We," or the "Company"), is offering Class B Shares to investors in a non-underwritten, Tier 2 offering under Regulation A.
Accrew is offering up to 40,000,000 Class B Shares to users of the Accrew app, which includes the Company's mobile app and any future website app (the "App"), Class B Share having a proportional claim to Accrew's Profit Sharing Pool (as defined below) and limited voting rights as described herein. For more information on the Class B Shares, see "Securities Being Offered."
 Price to Public Underwriting discount and commissions  Proceeds to the Issuer1 Proceeds to Other Persons
Per Share Variable2 $0.00 Not Applicable $0.00
Total Minimum $0.00 $0.00 Not Applicable $0.00
Total Maximum $75,000,0003 $0.00 Not Applicable $0.00

1. The Company is not selling Class B Shares. Rather, the Company will issue Class B Shares to Members as set forth in the section entitled "The Offering and Plan of Distribution; Selling Security Holders." Therefore, there will be no "proceeds" because Accrew is not selling the Class B Shares.
2. The price per Class B Share will fluctuate based on the amount of money in the Profit Sharing Pool. Upon qualification of this offering, the Company will initially fund the Profit Sharing Pool with $3,000. Thereafter, the price is subject to change based on the amount of money in the Profit Sharing Pool. Members (as defined below) will be distributed Class B Shares as set forth in the Accrew Member Rewards and Share Issuance Program, set forth in "The Offering and Plan of Distribution; Selling Security Holders" below.
3. This number applies to a 12-month period beginning on the date of qualification. This is the maximum value of the Class B Shares that the Company may distribute to Members in the 12-month period. In order to calculate the value of the Class B Shares on the date of issuance, the Company will calculate the amount in the Profit Sharing Pool at the time the Class B Shares are allocated and divide that by the Total Current Outstanding Shares (as defined below) at the time the Class B Shares are allocated.
We are offering the Class B Shares on a best-efforts basis. There is no minimum number of Class B Shares that must be sold or distributed in order to conduct a closing in this offering.
The offering will be made directly by the Company via the App, without any underwriter or broker-dealer. No commissions will be paid on sales of Class B Shares (though the Company will employ a registered transfer agent via their online platform for administrative support and tracking the cap table). We have engaged Kore US, Inc. ("Kore") as our placement agent to assist in the offering.  Accrew has made no arrangements to place any subscription funds in an escrow, trust, or similar account.
Class B shares will be offered on a continuous basis under Rule 251(d)(3) of the Securities Act. For more information, see "The Offering and Plan of Distribution; Selling Security Holders."
Given that Company is not selling Class B Shares, but rather distributing them to its Members, there will not be any  "funds" raised. Therefore, there will not be any funds immediately available to the Company. Instead, the Company plans to move Profits (as defined below) to the Profit Sharing Pool as described in this Offering Circular.
We anticipate the offering of Class B Shares to begin within 2 calendar days after the qualification of the Offering Statement in which this Offering Circular is included has been qualified by the U.S. Securities and Exchange Commission ("SEC"). The sum of the maximum "aggregate offering price" and "aggregate gross sales", as those terms are defined in Rule 251(a) of the Securities Act, may not exceed $75,000,000 in any twelve-month period, with such period starting on the date the SEC qualifies this and renewing on the anniversary thereof (each such period shall be referred to as a "12-Month Period"). To calculate the value of the Class B Shares to determine the aggregate offering price and aggregate gross sales, the Company will calculate the amount in the Profit Sharing Pool at the time the Class B Shares are allocated and divide that by the Total Current Outstanding Shares (as defined below) at the time the Class B Shares are allocated.
The offering will terminate on the earlier of (i) the date when the sum of the maximum "aggregate offering price" and "aggregate gross sales" equals $75,000,000 in either 12-Month Period, (ii) two years from the initial qualification date (subject to extension or renewal as permitted under Regulation A, 17 CFR 230.251 et seq.), or (iii) an earlier date determined by the Company in its discretion.
The Class B shares are speculative and involve risks. See "Risk Factors" on page 19 to read about the more significant risks you should consider before using the App and becoming a Member (as defined below).
The Company has authorized two classes of common stock, Class A and Class B. Class A common stock ("Class A Shares") is currently held by the Founders (as defined below), employees, and early investors and carries standard voting rights (one vote per share, with the Founders currently controlling the majority of votes). Class B Shares (the subject of this offering) are designated for distribution to Accrew's Members (as defined below) and potentially new investors. Class B Shares have economic rights equivalent to Class A (including rights to share in assets and the Profit Sharing Pool (as defined below)), but limited voting rights (primarily advisory votes on member proposals and certain matters, as described below). In general, holders of Class B Shares will not have the right to vote on the election of directors or other corporate governance matters - those rights are effectively held by the holders of Class A Shares.
No dividends are expected to be paid on any class of stock; instead, the primary mechanism for sharing profits with stockholders is through the Profit Sharing Pool and the share redemption program (see ""The Offering and Plan of Distribution; Selling Security Holders"). As of the date of this Offering Circular, there are 7,830,000 Class A Shares issued and outstanding, and no Class B Shares yet outstanding (though the Company anticipates issuing Class B Shares to App users in the near future as its platform launches). The Company has also issued Simple Agreements for Future Equity ("SAFEs") to early investors in 2022-2024, which will likely convert into Class B Shares soon.  When these SAFEs convert, it will immediately dilute all Members. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information. The Company's Certificate of Incorporation authorizes a total of 80,000,000 shares of common stock divided between Class A and Class B. (See "Securities Being Offered" and ""The Offering and Plan of Distribution; Selling Security Holders" for further information on our capital structure.)
The Company has filed or will file the necessary notices in the U.S. states where such notices are required for Regulation A, Tier 2 offerings. We reserve the right to deny subscriptions from certain states or jurisdictions if compliance would be unduly burdensome (for example, if an international investor from a country where we cannot comply with requirements tries to subscribe, we may reject). Currently, we anticipate accepting Members (as defined below) from all U.S. states and territories, subject to eligibility. If you are a U.S. person residing abroad or a non-U.S. person, please contact us-sales to non-U.S. persons may be limited due to legal considerations.
The U.S. Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of this offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.
Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

We are following the "Offering Circular" disclosure format under Regulation A.
The date of this Offering Circular is December 22, 2025.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR
Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively as the "offering circular."  You should rely only on the information contained in this Offering Circular.  We have not authorized anyone to provide you with different information.  This Offering Circular may only be used where it is legal to sell and distribute these securities.  You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process.  Periodically, as we make material developments, we will provide an offering circular supplement that may add, update, or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.
The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.
The Company will be permitted to make a determination that the recipients of Class B Shares in this offering are "qualified purchasers" in reliance on the information and representations provided by the purchaser regarding the purchaser's financial situation.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR 5
OFFERING SUMMARY 7
RISK FACTORS 19
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS 27
DILUTION 29
THE OFFERING AND PLAN OF DISTRIBUTION;  SELLING SECURITY HOLDERS 30
SUBSCRIPTION PROCEDURES 38
USE OF PROCEEDS 40
DESCRIPTION OF BUSINESS 41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 48
DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES 59
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS 63
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 67
SECURITIES BEING OFFERED 70
FINANCIAL STATEMENTS 77
EXHIBIT INDEX 93
SIGNATURES 94

OFFERING SUMMARY
This offering summary highlights material information regarding the Class B Shares, the offering, and the business. To understand this offering fully, you should read this entire offering circular carefully, including the "Risk Factors" section, before participating in this offering.
Unless the context requires otherwise, in this offering the terms "we," "us," and "our" refer to Accrew, Inc., the issuer of the Class B Shares.
Please note that Accrew, Inc. is not a bank, but rather provides white-labeled banking services in its App. For more information on Accrew's services, please see "Description of Business."
Accrew, Inc. Introduction Accrew, Inc. was incorporated in Delaware on September 24, 2021. Accrew is a financial technology ("Fintech") company building a user-owned banking platform. Our mission is to create a banking community where our customers are owners, and banking profits flow back to those users rather than institutional shareholders.
The App will provide digital banking services (through a partner bank) and unique rewards. As they use their Accrew accounts (for spending, referrals, etc.), users may earn Class B Shares.
Accrew also plans to transfer its banking profits to the Profit Sharing Pool (as defined below). Holders of Class B Shares can then redeem their Shares for cash from the Profit Sharing Pool. . Therefore, Members share in the upside of Accrew's profits, similar to a modern twist on a credit union or cooperative, but in a for-profit startup model delivered via a mobile app. (See "Description of Business" and "The Offering and Plan of Distribution; Selling Security Holders" for more details.)
Please note that Accrew, Inc. is not a bank, but rather provides white-labeled banking services in its App. For more information on Accrew's services , please see "Description of Business."
Securities Offered The Company is offering Class B Shares of Accrew, Inc. on a continuous basis and to be distributed per the Accrew Member Rewards and Share Issuance Program
The Company has authorized two classes of common stock, Class A and Class B. Class A Shares are held by the Founders and Insiders and carry standard voting rights (one vote per share, with the Founders currently controlling the majority of votes).
Class B Shares (the subject of this offering) are designated for distribution to Accrew's Members (as defined below); Class B shares have economic rights equivalent to Class A (including rights to share in assets and profit distributions) but limited voting rights (primarily advisory votes on member proposals and certain matters, as described in the Accrew Member Rewards and Share Issuance Program).
In general, Class B stockholders will not have the right to vote on the election of directors or other corporate governance matters - those rights are effectively held by the holders of Class A Shares.
Class B Shares will be issued in book-entry (electronic) form; no physical stock certificates will be issued. The Company's transfer agent and digital platform will maintain share records and facilitate any future redemptions.
Accrew Member Rewards
and Share Issuance Program; Redemptions Accrew plans to distribute Class B Shares to users of the App as set forth in the Accrew Member Rewards and Share Issuance Program (the "Program"). Generally, each Member will be able to redeem its Class B Shares in exchange for cash from the Profit Sharing Pool (as defined below) and subject to the approval of the Management Team (as defined below) or Accrew's Board of Directors. At times, Accrew may require that Members redeem their Class B Shares if their ownership of Class B Shares exceeds a certain threshold.
THERE IS NOT GUARANTEE THAT CLASS B SHARES WILL BE DISTRIBUTED TO MEMBERS. For more information on the Program and the redemption process, please see "The Offering and Plan of Distribution; Selling Security Holders" below.
Offering Price Members will not purchase Class B Shares. Instead, the Company plans to distribute Class B Shares to the App's users in an amount set forth in "The Offering and Plan of Distribution; Selling Security Holders"
Because the Company's business model uses a profit-sharing mechanism to allocate Class B Shares to Members, the price per share will not be fixed at the outset of this Offering. The price per Class B Share will fluctuate based on the amount of money in the Profit Sharing Pool. Upon qualification of this offering, the Company will initially fund the Profit Sharing Pool with $3,000. To calculate the value of the Class B Shares at time of issuance, the Company will calculate the amount in the Profit Sharing Pool at the time the Class B Shares are allocated and divide that by the Total Current Outstanding Shares (as defined below) at the time the Class B Shares are allocated.
Thus, the Class B Share price may increase or decrease over time based on changes in (i) the amount standing in the Profit Sharing Pool and (ii) the Total Current Outstanding Shares.
Because the price is tied to Accrew's profits, Class B Shares are highly speculative - if the Company has no or minimal profits, the price per Class B Share could be very low or zero, and Members could lose most or all of the value of their Class B Shares.
No Secondary Market There is currently no public trading market for Accrew's shares, and none is expected to develop. Accrew's shares are not listed or traded on any stock exchange or trading platform. Furthermore, the Company's bylaws explicitly prohibit any transfer of shares to third parties; Class B Shares can only be exchanged (redeemed) directly with Accrew. Investors should be prepared to hold their Class B Shares indefinitely and understand that liquidity is provided only through the Company's redemption mechanism (which is subject to limitations - see "Securities Being Offered" and "Risk Factors").
Continuous Offering;
Plan of Distribution The offering will be made directly by the Company via its App, without any underwriter or broker-dealer. No commissions will be paid on sales of Class B Shares (though the Company will employ a registered transfer agent via their online platform for administrative support and tracking the cap table).
We anticipate the offering of Class B Shares to begin within 2 calendar days after the qualification of the Offering Statement in which this Offering Circular is included has been qualified by the SEC. The sum of the maximum "aggregate offering price" and "aggregate gross sales", as those terms are defined in Rule 251(a) of the Securities Act, may not exceed $75,000,000 in any twelve-month period, with such period starting on the date the SEC qualifies this and renewing on the anniversary thereof (each such period shall be referred to as a "12-Month Period").
Officers, directors, and employees of Accrew may  market the App, but will not receive any commissions or special compensation for selling Class B Shares. (See "The Offering and Plan of Distribution; Selling Security Holders").
The offering will terminate on the earlier of (i) the date when the sum of the maximum "aggregate offering price" and "aggregate gross sales" equals $75,000,000 in either 12-Month Period, (ii) two years from the initial qualification date (subject to extension or renewal as permitted under Regulation A), or (iii) an earlier date determined by the Company in its discretion.
Use of Proceeds Because the Company will not sell the Class B Shares, the Company will not gain proceeds from a sale of Shares.
Risk Factors Investing in Accrew's Class B Shares involves significant risks. Accrew is an early-stage company with no operating history of generating revenue and has incurred losses to date; its business model is unproven. The unique share structure and profit-sharing model present novel risks, including uncertainty of share value and liquidity. Prospective Members should carefully review and consider the risk factors described in the "Risk Factors" section of this Offering Circular. Some of the most significant risks are stated below.
- We have not commenced revenue-generating operations and may never achieve profitability.
- Our business plan depends on achieving scale (acquiring many Members); if we fail to grow our user base, our financial results and the value of the Class B Shares will suffer.
- There is no public market for the Class B Shares, and transfers are restricted - Class B Shares are highly illiquid and redemption of shares is subject to limitations and board discretion.
- The price of the Class B Shares is determined by a formula tied to profits, which could result in extreme volatility or stagnation of share value (including the possibility that shares have effectively zero value if the Company does not generate sufficient profits).
- Our Insiders (as defined below) will continue to control the majority of voting power (through Class A Shares), and their interests may differ from those of holding Class B shares.
- We rely on third-party partners (such as a bank, payment processor, and other vendors) to provide our services.  Failures or changes in these partnerships could severely impact our business.
- The financial technology and banking industry is highly competitive and subject to extensive regulation - we face risks of regulatory non-compliance, changing laws, security breaches, and competition from both established banks and emerging Fintech companies.
- Members will experience immediate dilution as the Class A Shares are also factored into the calculation of the Class B Share price, and future equity issuances (including conversion of existing SAFEs) will dilute your ownership percentage.
These and other risks are discussed in detail under "Risk Factors." You should read and understand all of the risk factors before making a decision to become a Member.
Investor Suitability  This offering is open to both accredited (as defined in 17 CFR  and non-accredited investors.
However, because this is a Regulation A, Tier 2 offering, non-accredited investors will be subject to investment limits as per SEC rules.
Generally, a non-accredited individual may invest no more than 10% of the greater of his/her annual income or net worth in Regulation A, Tier 2 offering in any 12-month period. Since Accrew will distribute Class B Shares to its Members (as defined below), each Member that is a non-accredited investor will not be able to receive an amount of Class B Shares that is greater than 10% of his/her annual income or net worth.
Before becoming a Member, please review your financial situation and ensure you comply with these limitations. (Accredited investors are not subject to the 10% cap.)
Subscription Procedures;
How to Invest Interested investors should follow the instructions on our App to become a Member. The Company reserves the right to reject any person from becoming a Member for any reason. Prospective Members will be notified of their rejection or acceptance within a few days of their completion of any onboarding materials.
Members receiving Class B Shares pursuant to this Offering Circular must complete required administrative steps prior to receiving Class B Shares, including know-your-client ("KYC") and anti-money laundering ("AML") checks and completing other required documentation.
Please see "Subscription Procedures" for more information.
Ongoing Reporting and Ongoing Communications Accrew will be required to file periodic reports with the SEC, including annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U, and other information as required. These reports will be available on the SEC's EDGAR website and may also be posted on our website.
We intend to use electronic means (likely email and App updates) to deliver communications to Members (including annual/semiannual reports, tax documents, etc.). Using the App, Members consent to electronic delivery of such materials.
The Company's App will be primary source for updates. We may also host periodic webinars or publish newsletters to update Members on our progress. While Class B Shareholders will not have formal voting meetings, we may hold informational meetings or Q&A sessions to maintain engagement with our Member community. Any significant company developments will be disclosed through Form 1-U current reports or Offering Circular supplements as required.

Definitions
For purposes of this Offering Circular, the terms below shall have the following definitions.
"Accrew Card" means any debit card, charge card, or credit card issued by Cross River Bank to a Member so as to yield income for the Company.
"Act" means the Delaware General Corporation Law, 8 Del. C. 101 et seq., as amended.
"Active Member" means any Member with cumulative lifetime Spend of at least four hundred U.S. dollars ($400).
"App" means the app developed by the Company for use by the Members. The term "App" includes the Company's mobile app and any future website app.
"Authorized Class B Shares" means, for any date, the total number of Class B Shares the Company is authorized to issue as of such date.
"Award(s)" refers to the number of Class B Shares a Member may receive pursuant to the formula set forth in the paragraph entitled "Accrew Share Distribution" in the "The Offering and Plan of Distribution; Accrew Member Rewards and Share Issuance Program" section below.
"Board" means the Board of Directors of the Company.
"Bylaws" means the bylaws of the Company, as adopted and amended from time to time.
"Class B Shareholder" means any holder of Class B Shares.
"Compliance Freeze" means an action taken by the Company under the paragraph entitled "Compliance Freezes" in the "The Offering and Plan of Distribution; Accrew Member Rewards and Share Issuance Program" section below to limit a Shareholder's App usage, Class B Share issuances, or Share redemptions.
"Contributed Profits" means, for any Member and any calendar month, the sum of Spend Contributed Profits and Invite Contributed Profits for such Member and month.
"Discretionary Excess Shares" means, for each month, either the Minimum Excess Shares or such greater number (not to exceed the Maximum Excess Shares) as is chosen by the Management Team for that month.
"Discretionary Progressive Shares" means, for each month, either the Minimum Progressive Shares or such greater number (not to exceed the Maximum Progressive Shares) as is chosen by the Management Team for that month.
"Founders" refers to both Mark Willoughby and Andrew (AJ) Montgomery.
"Insider(s)" means the members of the Management Team, employees of the Company, and future investors (Series Seed, A, B, C, etc.).
"Invite Contributed Profits" means, for any Member and any calendar month, (a) the percentage resulting from dividing (i) the product of 40% and the lesser of (A) the number of Successful Invites attributable to such Member and (B) the Maximum Successful Invites applicable to such month by (ii) the Total Active Members for that month, if such Member has +1UP status or +2UP status for that month, and (b) zero otherwise.
"Management Team" consists of the individuals currently serving as the Company's Chief Executive Officer, Chief Operating Officer, and Chief Technology Officer.
"Maximum Excess Shares" means 500,000, subject to adjustment for stock splits.
"Maximum Monthly Transferable Shares" means 500,000, subject to adjustment for stock splits.
"Maximum Progressive Shares" means 4,000,000, subject to adjustment for stock splits.
"Maximum Successful Invites" means, as of any date, the number assigned to that term in the paragraph entitled "Successful Invite Cap" of the "The Offering and Plan of Distribution; Accrew Member Rewards and Share Issuance Program" section below and based on the Total Active Members as of such date.
"Member" or "Member-User" means a user of the App.
"Member Monthly Spend" means, for any Member and any calendar month, such Member's aggregate Spend in such month.
"Member Spend Share" means, for any given Member and any given month, (a) 60% if such Member has +2UP status for that month, (b) 40% if such Member has +1UP status but not +2UP status for that month, and (c) zero if such Member has neither +1UP status nor +2UP status for that month.
"Minimum Excess Shares" means 300,000, subject to adjustment for stock splits.
"Minimum Progressive Shares" means 500,000, subject to adjustment for stock splits.
"Net Interchange" means, for any month, the net amount paid by Cross River Bank to the Company on the basis of transactions completed with Accrew Cards in that or previous months, including offsets resulting from reversals of earlier such transactions.
"Net Interchange Percentage" means, for any month, (a) a percentage greater than or equal to 20% as selected by the Management Team for that month, or (b) 20% if no proposed percentage gains the votes of a majority of the Management Team for that month.
"Profit" or "Profits" means, for each calendar month, the greater of (i) 90% of the Company's net income for such month, as determined on a cash basis and otherwise in keeping with Generally Accepted Accounting Principles, and (ii) the product of the Net Interchange Percentage and the Net Interchange for such month.
"Profit Sharing Pool" means the pool that will hold the Profits. Within five business days after the end of each month, the Management Team will cause the Profits for such month to be moved to the Profit Sharing Pool.
"Program" shall mean this Accrew Member Rewards and Share Issuance Program described in the Sections entitled "The Offering and Plan of Distribution; Accrew Member Rewards and Share Issuance Program" and "Securities Being Offered" below.
"Redeemed Class B Share Count" means, for any month, the number of Class B Shares redeemed from the Company in such month.
"Securities Act" means the Securities Act of 1933, as amended.
"Share" or "Shares" shall refer to the Company's common stock, regardless of class.
"Shareholder" means a Member that has acquired Class B Shares through the Program or any other holder of Shares.
"Spend" means, for any Member and any calendar month, such Member's total monthly Accrew Card transaction amount for all transactions occurring in such month, less all transactions that have been successfully disputed, refunded, or reversed during such calendar month or prior month and not yet subtracted from any previous month's Spend on account of such successful dispute, refund, or reversal, and not including any ATM withdrawals or deposits.
"Spend Contributed Profits" means, for any Member and any calendar month, the percentage resulting from dividing (i) the product of such Member's Member Monthly Spend for such month and such Member's Member Spend Share as of the end of such month, by (ii) the Total Members' Monthly Spend for such month.
"Successful Invite" means a new user of the App that receives an invite link, signs up to become an Accrew user, and spends at least $400 on his/her/its Accrew Card during the time the user is a Member of Accrew, with such Successful Invite then attributed to the Member who generated the invite link through which the Successful Invite became a Member. This definition is subject to change based on the Company's profitability, as determined by the Management Team, and Members will be notified of any changes of this definition 30 days in advance of the change.
"Target Class B Shares" means 38,000,000, subject to adjustment for stock splits.
"Terms" means the Terms and Conditions for the App, as published and updated from time to time.
"Total Active Members" means, for any period, the number of people who qualified as Active Members at any time during that period.
"Total Current Outstanding Class B Shares" means, for any date, the number of Class B Shares that are outstanding as of that date.
"Total Current Outstanding Shares" means, for any date, the number of Shares that are outstanding as of that date.
"Total Members' Monthly Spend" means, for any calendar month, the total Spend across all Members in such month.
"Total Monthly Class B Shares Distributed" means, for any month, the lesser of (a) the excess of the Authorized Class B Shares over the Total Current Outstanding Class B Shares as of the end of that month and (b) the greater of (i) the Discretionary Excess Shares for that month and (ii) the lesser of (A) the sum of the Discretionary Progressive Shares and the Redeemed Class B Share Count for such month and (B) the excess of the Target Class B Shares over the Total Current Outstanding Class B Shares as of the end of that month.

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RISK FACTORS
You should carefully consider the risks described below, together with all of the other information contained in this Offering Circular, before making a decision to receive Class B Shares. The occurrence of any of the risks described below could have material adverse effects on the value of the Class B Shares, the performance of the App, and the Company's business, financial condition, results of operations, and prospects. For these reasons, you should carefully read this Offering Circular and should consult with your own attorney and financial and tax advisors prior to making any decision to participate in the offering. The order of the risks is not necessarily indicative of the likelihood or significance. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have similar material adverse effects.
Risks Related to the Business
 The Company has a limited operating history with no revenue to date. We have incurred losses and expect continuing losses in the near term. Accrew was incorporated in September 2021 and is still in the development stage. We have not yet launched our banking platform to the general public, and we generated no revenue in 2023 or 2024. We recorded losses in 2023 and 2024 These losses resulted from operating and marketing expenses incurred to develop our product and business with no offsetting income. We expect to continue incurring net losses in 2025 and likely for a year or two as we roll out our App, invest in growth, and build our Member base. There is no guarantee that we will ever become profitable. Accrew's business model (sharing profits with users and depending on interchange and other fees) is untested at scale, and our expenses could far exceed our revenues for an extended period. If we are unable to generate significant revenue or achieve profitability, the value of our shares could decline and we may not be able to continue as a going concern.
We have not yet commenced live operations of our App, and our business model is unproven. If our concept does not attract and retain users, we will not generate the profits needed to input funds into the Profit Sharing Pool . Accrew's mission is to create a banking community where users are owners, and banking profits flow back to those users rather than institutional shareholders. This is a novel model that blends aspects of a Fintech rewards program with equity ownership. Because this model has not been implemented before by a traditional bank or Fintech company, its viability is uncertain. We hope that giving users an ownership stake and profit share will drive customer participation and retention, creating a "flywheel" of growth. However, there is a risk that consumers may not find this proposition compelling enough. They might prefer existing banking options (which offer cash-back rewards, interest, etc.) over our equity rewards, especially if our Class B Shares do not have an easily realizable value.  We will need to convince users to switch to or integrate Accrew into their financial lives, which will be challenging in a crowded Fintech market. If our assumptions about user behavior and network effects are wrong, we may fail to achieve a critical mass of Members. Without enough Members regularly using Accrew, our revenue will fall short of projections, and the Profit Sharing Pool (which determines our share price) will be small or nonexistent. This could result in stagnation or decline the Class B Share price, making our rewards less attractive and creating a negative feedback loop. In summary, if our business model does not perform as envisioned, we may never generate meaningful profits or shareholder returns.
Our success depends on achieving widespread adoption among a young, tech-savvy demographic, and on our ability to continually engage them. If we do not attract enough active members, our revenue and Profit Sharing Pool will be insufficient to support redemptions. Accrew's target market is primarily Millennials and Gen Z ("Zoomers") who are dissatisfied with traditional banks and attracted to fintech solutions. We are counting on these users to join Accrew for its promise of better rewards (ownership and profit share) and better digital features. However, this demographic is highly sought after by many fintech competitors, and they tend to be fickle with apps - if our user experience is not top-notch, they can easily switch to another service. Our model also assumes that giving out equity will motivate users to spend more on their Accrew card and to refer others (since we award shares for spending and referrals). It's uncertain if these incentives will indeed change user behavior significantly. Users might not fully value the shares if the redemption value is uncertain or delayed.
Furthermore, in our financial projections, we assumed growing from 3,500 users in Year 1 to 1.74 million by Year 5 - this is an aggressive growth curve. Failing to meet these growth targets would mean far less revenue and profit to share, hence a much smaller (or non-existent) Profit Sharing Pool, which translates to a lower share price for all shareholders. In short, our growth and engagement risk is very high: we need rapid and sustained user adoption to create the financial results that underpin our stock value, and there is no certainty we can achieve that.
Our two Founders (who are also our principal executive officers and directors) have significant control over the Company, and their interests may conflict with those of the holders of Class B Shares. Currently, Andrew Montgomery (Chairman of the Board of Directors & Chief Executive Officer) owns about 67.73% of the Company's outstanding shares, and Mark Willoughby (Member of the Board of Directors & Chief Operating Officer) owns about 31.87%. Together, they own approximately 99.6% of the currently outstanding shares of the Company and, since only Class A Shares hold voting rights, they essentially control the Company. Even if the Company issues all of its Class B Shares, because the Class B Shares have no right to vote for Members of the Board of Directors, Andrew and Mark will remain in control of Board decisions. This concentration of control means they will make virtually all significant corporate decisions, such as appointing management, determining compensation, issuing new shares, approving significant transactions, and deciding to allow redemptions. Holders of Class B Shares will not have a meaningful voice in these matters. While our founders have fiduciary duties to act in the best interest of the Company and all stockholders, the absence of independent checks and balances increases risk for minority Shareholders. All Class B Shareholders should understand that they will have limited ability to influence Company policies and decisions. Our charter documents include provisions that limit the liability of our directors and officers, which may make it difficult to pursue legal remedies against them in the event of misconduct. While such provisions are common for corporations and can help us attract and retain qualified managers (by reducing their legal exposure), they do mean that holders of Class B Shares have limited opportunities to seek redress against our leadership for any claimed wrongdoing. Furthermore, the Certificate of Incorporation provides that the Company may indemnify its officers and Directors to the fullest extent allowed under law. Any indemnification costs could deplete corporate assets, which might otherwise be used for the business or be added to the Profit Sharing Pool.
We rely on third-party partners (such as banks and payment processors) to deliver our services. Any disruption or termination of these partnerships could severely impact our operations and reputation. Accrew is not a bank; we partner with an FDIC-insured bank to hold deposits and issue our debit cards, and with other Fintech service providers for core infrastructure (banking-as-a-service platform, payment processing, account aggregation, etc.). We are highly dependent on these partners to provide the fundamental banking functionality to our Members. If any key partner decides to terminate or not renew their agreement with us, or if they suffer outages, security breaches, or regulatory issues, our service to Members could be interrupted or degraded. We might be unable to find a replacement partner on commercially reasonable terms or without significant downtime. Moreover, any problems caused by our partners (such as transaction errors, data breaches, or downtime) may be perceived by users as our failure, damaging Accrew's brand and customer trust. Additionally, changes in the policies or fee structures of these partners (for instance, if the card network or bank alters the interchange revenue sharing) could affect our revenue. Our model of sharing profits might also be constrained by partner agreements or regulations that we must flow through. Overall, our reliance on third parties introduces significant operational risk outside of our direct control.
Regulatory Risks
We operate in a heavily regulated industry, and our business model raises unique regulatory questions. Non-compliance with banking, securities, or other regulations could result in significant penalties or necessitate structural changes to our business. Accrew's operations straddle several regulatory domains: banking (through our partner bank and our activities in offering banking services), securities (because we are issuing shares to members as a form of reward), money transmission, consumer financial protection, privacy, and more. Each of these areas has complex rules. For example, although we partner with a licensed bank for deposit accounts, regulators could view Accrew as a de facto bank or investment scheme if not properly structured.
Additionally, profit-sharing with Members could be seen as offering a form of dividend or interest equivalent; if not carefully managed, this might draw scrutiny under banking laws (for instance, banks have limits on providing incentives tied to account balances, etc.).
We also will cause Member's funds to be transferred (for example, processing redemptions and payments), which may implicate money transmitter laws if we are seen as handling money outside our partner bank's custody. Privacy and data security laws (GLBA, etc.) will apply to us due to handling financial data. Our innovative model means there is little regulatory precedent; agencies could apply existing laws in unpredictable ways. If we are found to be out of compliance with any law or regulation, we could face enforcement actions, fines, and be required to change or even halt aspects of our program. Even the perception of regulatory risk could impede our ability to raise funds or grow. We will need to spend significant resources on legal and compliance efforts (which are funded from our limited budget), and we may need regulatory approvals or licenses as we expand (for example, if we decide to offer loan products or other services). There is no guarantee that we can satisfy all regulatory requirements in a timely and cost-effective manner. Any regulatory issues could materially harm our business and prospects.
If interchange fees are legislatively reduced or if card networks change fee structures, our main source of revenue could shrink. Furthermore, our net interest margin revenue depends on interest rates set by the Federal Reserve. If the Federal Reserve reduces interest rates, our share of the interest margin could shrink. This could cause a reduction in the amount that the Company may transfer to the Profit Sharing Pool and thus the value of the Class B Shares.
Risks related to the Accrew Member Rewards and Share Issuance Program
There is no public market for the Class B Shares and Class B Shares may only be sold back to the Company. As noted, Accrew's shares are not listed on any stock exchange or trading market. By design, our Class B Shares can only be exchanged or redeemed through the Company. This means you cannot freely sell your shares to a third party, and there is no auction or market mechanism to provide liquidity or price discovery. Your only route to potentially receive cash for your Class B Shares is to request redemption from Accrew itself.
The Company's redemption program has important limitations and can be suspended at any time. However, the redemption of Shares is not guaranteed - redemption is subject to the discretion of our Board of Directors and other factors, including Delaware law limitations on stock redemptions (we can only redeem if we have legally available surplus). The Board may set specific Profit Sharing Pool distributions each month and may limit the amount of cash available for redemptions in any period. The Board also has the right to suspend or terminate the redemption program at any time for any reason (for example, if required by law or if we need to conserve cash). Even if the program is active, the price you receive per share upon redemption will be based on the terms set forth in the Member Rewards and Share Issuance Program, detailed in "The Offering and Plan of Distribution; Selling Securityholders," which could be lower than the value of the Class B shares at the time they were issued to you.
There is also a risk that regulatory or liquidity constraints could force us to halt redemptions (for example, during times of financial stress). Participants in this offering should understand that you may not be able to redeem your Class B Shares at all. In summary, Class B Shares are highly illiquid, and you should be prepared to hold for an indefinite period and potentially lose the full value of your Class B Shares if you cannot redeem them.
Accrew placed a limit on the number of Class B Shares users are allowed to receive and own. We have imposed certain caps, such as a 5% ownership cap for any Member to prevent any one user from accumulating too many Class B Shares. These rules might limit the appeal for power users or influencers if they feel constrained. If our membership growth falls short (for example, if we only gain a few thousand users instead of the hundreds of thousands projected in our five-year plan), our revenue will likewise be below expectations and we will continue to incur losses.
The formula-based pricing of our Class B Shares means the value of your shares is tied to the Company's financial performance, particularly its accumulated profit available for the Profit Sharing Pool. Unlike a typical offering where the price per share is fixed or tied to market trading, Accrew's share price is essentially like a net asset value per share derived from our Profit Sharing Pool.  The price per Class B Share at issuance will equal the amount in the Profit Sharing Pool divided by the Total Current Shares Outstanding. The value of the Class B Share at time of redemption is set as described in the Program below. The Profit Sharing Pool is funded by contributions from our Profits  and our plan is to contribute at least 90% of net income or at least 20% of the product of the Net Interchange Percentage and the Net Interchange, whichever is greater, to the Profit Sharing Pool (subject to Board discretion and legal availability). If the Company has no or negative income, then the contribution to the Profit Sharing Pool may be zero or minimal. Thus, Members may never be able to redeem their Class B Shares as contributions to the Profit Sharing Pool may be zero or minimal.
The value of the Class B Shares is subject to significant price variations. The value of the Class B Shares is subject to change between the date of distribution and the date of a cash redemption. A single large profitable event (like an asset sale or one-time gain) could dramatically increase the Profit Sharing Pool and the price of the Class B Shares; conversely, if the Company incurs losses or if the Board reduces contributions to the Proft Sharing Pool to preserve cash, the price of a Class B Share could stagnate or even decrease. Furthermore, redemptions will decrease the amount in the Profit Sharing Pool. If the value of the Class B Shares decreases between the date of distribution and the date of a cash redemption, the user will incur a loss. On the other hand, if the Company becomes very successful and accumulates a large Profit Sharing Pool, the share price could rise rapidly, and the user could incur a tax liability if seeking a redemption.
Issuances of Class B Shares will dilute your share in the Profit Sharing Pool, thus reducing the value of your Class B Shares. Because the Company plans to issue Class B Shares to users as rewards every month as described below, the number of shares outstanding can increase over time. Essentially, the dynamics of the Profit Sharing Pool and share count will influence your share value in a way that may not correlate to traditional valuation metrics. Users should understand that the price for each Class B Shares is not determined by market demand but by internal financial metrics, and it may not reflect what an independent third-party would pay for such shares. T
The Company may not be able to transfer funds to the Profit Sharing Pool. If it does not, this will decrease the value of the Class B Shares and may inhibit your ability to redeem your Class B Shares. The Company may not transfer funds to the Profit Sharing Pool for a variety of reasons, such as a lack of revenue, or management may choose to retain earnings in the Company. While the Company intends to be transparent (it plans to periodically disclose the current Profit Sharing Pool balance and total shares outstanding via the App), the complexity of this system means holders of Class B Shares must monitor our financial disclosures to understand their Class B Share value. In summary, the formula-based pricing of Class B Shares introduces uncertainty and risk that the Class B Share price may not behave like a typical stock investment.
Future equity fundraising and the conversion of our outstanding simple agreements for future equity ("SAFEs") will increase the number of shareholders that may redeem Shares for a cash held in the Profit Sharing Pool and reduce the value of the Class B Shares. We have outstanding SAFEs of which are likely to convert to Class B Shares. This conversion will lead to an increase in Total Current Outstanding Shares without an accompanying increase in the size of the Profit Sharing Pool. This will lead to a reduction in the value of the Class B Shares and may lead to a decrease in the size of the Profit Sharing Pool.
Beyond SAFEs, any new stock issuance to employees or to future investors will increase the number of Total Current Outstanding Shares. Additionally, if we raise funds by issuing convertible debt or other instruments, those could later convert into equity at a discount or with warrants and that have a right to redeem such securities for cash in the Profit Sharing Pool, this could cause another decrease in the value of the Class B Shares. While raising new capital can help the Company grow (and ideally increase the Profit Sharing Pool long-term), in the short term, it often dilutes existing investors' economic and voting interests. Members should anticipate that we will likely issue a additional shares in the future, which will dilute their ownership percentage and could impact the Class B Share value.
Industry-Related Risks
Our business faces significant competition and established industry barriers. Other financial institutions or Fintech companies could copy or block our model, increasing competition and potentially limiting our growth. The banking and Fintech industry is intensely competitive. We are trying to disrupt the traditional banking model by giving ownership to users, but large banks and Fintechs have many advantages: well-established customer bases, strong brands, regulatory relationships, and significantly more capital. It's possible that if our model shows success, others (including big banks) could implement similar profit-sharing or reward ownership structures. Already, some Fintechs offer stock rewards (for example, certain trading apps give stock for referrals, etc.), and many offer cash-back or points that compete for customers' attention. Traditional banks have begun to improve their tech offerings and could reduce fees or increase rewards if pressured. Moreover, incumbent financial institutions might view Accrew as a competitive threat if we start to gain traction, and they could respond with aggressive marketing or lobbying for regulatory scrutiny on us. We are also competing against Fintech startups in adjacent spaces - digital banks (neobanks) like Chime, CashApp's banking features, PayPal, and various reward/loyalty apps all vie for the same users. Many of these competitors do not give equity, but they offer other perks, and customers might prefer immediate tangible rewards (like cash back) over an uncertain equity stake. There is no guarantee we can achieve a sustainable competitive advantage. If we fail to compete effectively, our growth will suffer and our financial performance (and thus Share price) will likely be negatively impacted.
Economic conditions and external factors in the banking/financial industry can impact our performance. For example, changes in interest rates, payment network rules, or a recession could adversely affect our revenue and the behavior of our members. Accrew's revenue streams are subject to macroeconomic influences. Our revenue sources depend on consumer spending. Decreases in consumer spending on debit cards and economic downturns or recessions will cause a reduction in the interchange fees we earn. Interchange rates are set by card networks and are under regulatory scrutiny. A reduction in interchange rates will also reduce our revenue. Similarly, a decrease in the interest rates set by the Federal Reserve and the bank will cause a reduction in the fees we earn from net interest margin revenue. ATM fee revenue depends on our users' behavior and could be negatively impacted by an increased use of cashless payments or a change in ATM network fee arrangements. Any changes in these revenue streams could reduce the amount of capital we can transfer to the Profit Sharing Pool and thus decrease the value of the Class B Shares.
Increased regulatory oversight and scrutiny on Fintech-bank partnerships could increase our compliance costs or restrict our ability to operate without a banking license. It is possible that the Company may register as a bank with a state or federal regulator. If the Company must register or it is no longer allowed to partner with a bank, the Company will likely have to shut down for a period of time.
The banking sector is prone to cyberattacks and fraud attempts. As a new platform, we could be targeted. As a fintech application, Accrew will handle sensitive personal and financial data for its members (such as bank account info via Plaid, transaction history, personal identification information for onboarding, etc.). We also utilize cloud services and third-party integrations. If our systems (or those of a critical partner) are breached or compromised, hackers could steal member data, funds, or shares. Such events could result in severe reputational damage - users may lose trust in our ability to safeguard their money and information. We could also face legal liability or regulatory penalties for any data breach, especially under consumer protection and privacy laws. Even technical glitches or errors that lead to account inaccuracies could shake user confidence. As a small company, we have limited resources to dedicate to cybersecurity compared to large banks. While we will implement cybersecurity measures, no system is 100% secure. A major incident could be devastating not just in direct losses and costs incurred for forensic investigators, fines, and notices but in trust. These losses could adversely affect our financial growth and indirectly lead to a decrease in the amount held in the Profit Sharing Pool. In the worst case, a cybersecurity breach could necessitate the Company to cease operations.
THE ABOVE LIST IS NOT EXHAUSTIVE. POTENTIAL MEMBERS SHOULD READ THE ENTIRETY OF THIS OFFERING CIRCULAR, INCLUDING THE FINANCIAL STATEMENTS AND RELATED NOTES, AND CONSIDER ALL OF THE INFORMATION PROVIDED (ESPECIALLY THE RISK FACTORS SET FORTH ABOVE) BEFORE DECIDING WHETHER TO USE THE APP AND OBTAINING CLASS B SHARES. IF YOU HAVE ANY QUESTIONS, YOU SHOULD CONSULT WITH YOUR FINANCIAL ADVISOR OR LEGAL COUNSEL.
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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future. These statements are based on certain assumptions and analyses we made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate. There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT - ESTIMATES. CASH FLOW, IF ACHIEVED, MAY BE ERRATIC.
Potential Members, Members, and Shareholders can identify forward-looking statements by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in in this Offering Circular.
Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:
- any of the risk factors identified above;
- our ability to effectively deploy the proceeds raised in this Offering;
- our ability to attract App users;
- changes in economic conditions across the United States;
- the ability of our managers and officers to manage our operations;
- legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);
- our compliance with applicable local, state, and federal laws, including banking laws and regulations.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.
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DILUTION
The Company previously raised funds in an offering that was exempt from registration with the SEC under Regulation Crowdfunding (17 C.F.R. 227.100-227.503) in 2022 and raised additional capital in a separate private offering exempt from registration under Section 4(a)(2) of the Securities Act (each a "SAFE Raise," together, the "SAFE Raises"). The Company did not issue shares, but rather raised money via simple agreements for future equity ("SAFEs"). It is highly likely that those SAFEs will convert into Class B Shares at a later date.
In total, the Company raised $207,230 from 2022 to 2025 in the SAFE Raises. Once triggered, these SAFEs will likely convert to approximately 4,500,000 Class B Shares. This conversion will dilute each Class B Shareholder's pro rata share of the Profit Sharing Pool.
Class A Shares are not offered in this Offering Circular; however, the Class A Shareholders will also participate in the Profit Sharing Pool and will be able to redeem their Class A Shares for cash after the termination of the applicable lock-up period. This will dilute each Class B Shareholder's pro rata share of the Profit Sharing Pool.
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THE OFFERING AND PLAN OF DISTRIBUTION;
SELLING SECURITY HOLDERS

THE OFFERING
General Terms of the Offering
Accrew, Inc. is offering up to 40,000,000 of its Class B Shares in a Regulation A, Tier 2 offering. The offering is being conducted on a continuous, "best efforts" basis. This means that there is no firm commitment by any underwriter or agent to purchase any of the shares, and no minimum amount must be sold. The Company will use its reasonable best efforts to find and accept subscriptions for the shares, but we cannot guarantee that any or all of the $75 million will be raised. Because there is no minimum offering threshold, we may conduct multiple closings on an ongoing basis as funds are received. Investors' funds will generally be promptly transmitted to the Company's account upon acceptance of subscriptions; there is no escrow arrangement that holds proceeds until a minimum is met.
Offering Period
We anticipate the offering of Class B Shares to begin within 2 calendar days after the qualification of the Offering Statement in which this Offering Circular is included has been qualified by the SEC. The sum of the maximum "aggregate offering price" and "aggregate gross sales", as those terms are defined in Rule 251(a) of the Securities Act of 1933, may not exceed $75,000,000 in any twelve-month period (including the price of the funds raised during the Regulation CF Offering), with such period starting on the date the SEC qualifies this and renewing on the anniversary thereof (each such period shall be referred to as a "12-Month Period").
The offering will terminate on the earlier of (i) the date when the sum of the maximum "aggregate offering price" and "aggregate gross sales" equals $75,000,000 in either 12-Month Period, (ii) two years from the initial qualification date (subject to extension or renewal as permitted under Regulation A, 17 CFR 230.251 et seq.), or (iii) an earlier date determined by the Company in its discretion.
We reserve the right to extend the Offering past the initial expiration date to the extent permissible (Regulation A allows a 12-month period for sales up to $75 million, which can be extended with a new offering statement or updated filings). We also reserve the right to terminate the offering at any time or to reject any subscription in whole or in part. If we materially change the terms of the Offering, we will file a post-qualification amendment or supplement as required.
Who May Invest - Investor Qualifications
This Offering is open to the general public, including both accredited and non-accredited investors. All Members must be at least 18 years old.
Eligibility; No Member Cash Investment Required
Under this Accrew Member Rewards and Share Issuance Program described below, eligible Accrew members may be issued or allocated Class B Shares without paying a cash purchase price. As a result, members generally will not be making an "investment" of their own funds for purposes of this Offering.
Listing or Quotation
As stated, we do not plan to list the Class B Shares on any securities exchange or alternative trading system. The Company may consider creating an internal bulletin board or marketplace in the future if legally permissible to facilitate share exchanges among members/investors, but any such plan is speculative at this stage and would likely still require Company involvement due to transfer restrictions. For now, the only path to liquidity for Class B Shares is redemption as outlined below.
THE PLAN OF DISTRIBUTION - ACCREW MEMBER REWARDS AND SHARE ISSUANCE PROGRAM
Share Issuance and Redemption Program
 Authorization to Issue Stock
Board or the Management Team (upon delegation by the Board) may cause the Company to issue Class B Shares to Members from the Company's authorized common stock pursuant to the terms described in this Program. Neither the Board nor the Management Team may cause the Company to issue Class B Shares to Members when such issuance violates any applicable laws or regulations or in the event that all of the authorized Class B Shares are outstanding.
CLASS B SHARE ISSUANCES ARE NOT GUARANTEED. THERE MAY BE OCCASIONS WHEN THE BOARD CANNOT ISSUE CLASS B SHARES OR AWARDS IN A GIVEN MONTH. ALL ISSUANCES OF CLASS B SHARES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THIS OFFERING CIRCULAR.
Accrew Share Distribution
Pursuant to the restrictions set forth in this Offering Circular, the Management Team, upon delegation of such authority from the Board, may, at the conclusion of each calendar month, issue to each Member a number of Class B Shares equal to the product of the Total Monthly Class B Shares Distributed for that month and such Member's Contributed Profits for that month.  If the Management Team thus issues any Class B Shares for a given calendar month, it will do so no later than five days after the end of such month.
Redemption of Accrew Shares
A Shareholder may at any time request a redemption through which the Shareholder would exchange some number of its Shares in exchange for cash from the Profit Sharing Pool, provided that no Insider may propose to redeem a Share in this way until two years after such Share has been issued and first sold or issued to a person or entity other than the Company. The Management Team or the Board shall then decide in its discretion whether to consent to such request, such consent not unreasonably to be withheld, provided that neither the Management Team nor the Board may thus consent to any redemption that would violate the Act, and provided further that the Management Team may consent to redemptions only to the extent that the Board confers such power upon the Management Team from time to time.
If so authorized by the Board, the Management Team may elect to establish programmatic rules in advance, for any period covered by any particular delegation of authority over redemptions to the Management Team by the Board, according to which redemption requests from Shareholders are automatically approved or rejected during such period without additional explicit action by the Management Team, provided that the Management Team may not, through the use of such programmatic review of redemption requests, authorize any redemption that the Management Team could not approve through its own explicit action. If a redemption request is approved, then the Company will distribute a cash payment to the redeeming Shareholder equal to the number of Shares such Shareholder is redeeming, divided by the Total Current Outstanding Shares, and multiplied by the Profit Sharing Pool.
THIS PROGRAM DOES NOT BESTOW UPON ANY SHAREHOLDER THE RIGHT TO RECEIVE A CASH PAYMENT. NOTHING IN THIS PROGRAM BESTOWS THE RIGHT UPON SHAREHOLDERS TO REDEEM SHARES FOR CASH.
Redemption Windows and Available Capacity
Redemption requests must be made through the App and can be made at any time, provided that redemptions will be available only when the App is live and functioning and not undergoing maintenance and there is a positive balance in the Profit Sharing Pool. The Company will process redemption requests within three business days and shall, should a Shareholder's redemption request be approved, disburse the corresponding payment to the redeeming Shareholder's approved bank account as soon as reasonably practicable after such redemption request is approved.
Suspension/Termination
The Management Team may suspend, limit, or terminate redemptions at any time to comply with governing laws.
Transparency
The Company will periodically disclose via the App Total Current Outstanding Class B Shares, current Profit Sharing Pool status, the identity and Share holdings of Insiders, and any changes to the Program.
Transfer Restrictions.
All Insiders are prohibited from transferring more than the Maximum Monthly Transferable Shares in any calendar month.
Ownership Caps; Forced Redemption Procedure
 5% Class B Ownership Cap
No Class B Shareholder may beneficially own more than 5% of the Total Current Outstanding Class B Shares at any time. "Beneficial ownership" includes indirect holdings, coordinated accounts, and derivative equivalents as reasonably determined by the Company.
 Automatic Exchange/Repurchase
If a Class B Shareholder accumulates more than 5% of the Total Current Outstanding Class B Shares, the Company will promptly repurchase the excess Class B Shares above the 5% threshold (the "Excess Class B Shares") for a cash payment in accordance with the procedures set forth in the paragraphs entitled "Redemption of Accrew Shares," "Redemption Windows and Available Capacity," and "Suspension/Termination" of this Offering Circular.
Excess Shares; Voting Suspension
Excess Class B Shares shall not be entitled to a vote as described in this Offering Circular and shall be designated for mandatory redemption. If the Company is for any reason unable to process the redemption, the Excess Class B Shares shall remain queued for redemption as soon as possible and remain non-voting within the Program until redeemed.
Setoff; Forfeiture; Compliance Freezes
Setoff
If a Shareholder is past due on meeting an obligation to the Company (e.g., negative account balance or unpaid fees for 90 consecutive days), the Company may approve or compel redemption by such Shareholder and apply proceeds from such redemption toward such obligation. If the proceeds from such exemption do not satisfy the Shareholder's outstanding obligation, the Company shall have the right to enforce a lien against future Program issuances and future redemption proceeds until the overdue obligation cured.
Compliance Freezes
On reasonable suspicion of fraud, anti-money laundering and "know your customer" violations, sanctions risks, court orders, liens, or Terms violations, the Company may freeze the Shareholder's account on the App, pause any distributions of Class B Shares (if applicable) to the Shareholder, or prohibit the Shareholder from redeeming its Shares pending review.
Program Amendments
 Changes
The Board shall delegate to the Management Team the power to amend the Program in the Management Team's discretion. The Management Team may provide the Shareholders with 30 days' advance notice of any changes when feasible; otherwise, all changes to the Program will be shared with the Shareholders as soon as reasonable via the App.
Material Program Changes
Any Program change requiring the approval of the SEC shall be reported on Form 1-U and/or via a post-qualification amendment/supplement to the relevant offering circular.
BOOSTED REWARDS PROGRAM
Rewards Tiers
+1UP: For any calendar month, a Member has +1UP status if and only if the Member's Spend for that month exceeds $400.
+2UP: For any calendar month, a Member has +2UP status if and only if the Member's Spend for that month exceeds $800.
Successful Invite Cap
To prevent large concentrations of ownership by one Member, the maximum number of Successful Invites per Member is capped based on Total Active Members. As the number of Total Active Members increases, so will the Successful Invite cap.
Total Active Members Maximum Successful Invites Per Member
0 - 5,000 200
5,001 - 25,000 400
25,001 - 100,000 1,500
100,001 - 500,000 5,000
500,0001 - 2,000,000 10,000
2,000,0001- 10,000,000 25,000
 > 10,000,001 50,000

SELLING SECURITY HOLDERS
This Offering Circular does not qualify or permit any resale of Class B Shares by selling securityholders. There are no selling securityholders in this Offering, and no secondary sales (including by Members, Insiders, and early investors) are authorized. For the time being, Class B Shares may only be redeemed with the Company pursuant to the Program's repurchase mechanics described in this Offering Circular. Any attempted transfer or sale to third parties will be void and not recognized on the books of the Company or its transfer agent.
The Company may, in the future and in its sole discretion, determine to permit limited resales or designate selling securityholders. No such permission currently exists. If the Company later authorizes any secondary sales, it will file a supplement or amendment identifying each selling securityholder, the number of shares to be sold, applicable restrictions (including any lock-ups and volume limits), and the terms of sale (which would be on the same pricing basis as the primary offering unless otherwise disclosed). Until such time, all liquidity for holders is provided solely through Company repurchases.
TRANSFER AGENT
No Underwriter; Direct Offering
We are not engaging an underwriter, broker-dealer, placement agent, funding portal, or finder to sell the Class B Shares. This Offering is made directly by the Company through its officers and authorized personnel. No commissions or transaction-based compensation will be paid to our officers, directors, employees, or any third party for the issuance of Class B Shares. Officers and employees may receive their regular salary or bonus in the ordinary course, none of which is contingent on any person becoming a Member.
We may later engage a FINRA-member broker-dealer or registered funding portal for administrative, technology, and compliance support (e.g., KYC/AML processing). If we do, we will file an amendment or supplement describing the arrangement and any related fees; any such fees would reduce net proceeds to the Company. As of the date of this Offering Circular, we expect to conduct the Program through our own App.
Transfer Agent and Shareholder Records
The Company has engaged Kore Transfer Agent ("Kore US Inc."), a registered transfer agent, to maintain the official Shareholder register for the Class B Shares on a book-entry basis. Through Kore's API integration with the App and issuer dashboard, Members will be able to view their holdings, historical issuances, and Company repurchases in-App. Kore will (i) record all issuances and cancellations/repurchases (including dates, quantities, and the applicable price at issuance or exchange), (ii) track legends, restrictions, and KYC/AML status, (iii) reconcile Member in-App balances to the official register, and (iv) facilitate redemptions/exchanges back to the Company in accordance with the Program terms. Because transfers to third parties are restricted, we expect few transfers other than repurchases by the Company; nonetheless, use of an independent transfer agent provides assurance of accurate, compliant record-keeping for a Regulation A program. Shareholders will receive electronic access to statements and, as applicable, electronic delivery of notices for any consents or voting actions. The transfer agent's system maintains immutable records of each issuance and repurchase and reconciles in-App balances to the official Shareholder register at all times.
Permitted Communications; No Selling Efforts by Members
Members may share their invite links and describe the Accrew App using Company-approved language and materials. However:
- Members, influencers, ambassadors, or other third parties are not authorized to solicit or accept subscriptions or orders to buy securities, make offers of securities, or provide investment advice on the Company's behalf;
- No person (other than the Company's authorized personnel) may discuss, quote, or set any price per Class B Share, discuss the Program, or make performance, valuation, or return claims with any prospective Member; and,
- If any member or influencer receives consideration for promotional activity, they must use Company-approved disclosures and comply with applicable endorsement/advertising rules; no compensation will be tied to the sale of securities.
ARBITRATION OF DISPUTES
These Program and the Company's Bylaws shall be governed by and construed in accordance with the laws of the state of Delaware, without regards to its conflicts of laws principles. To the fullest extent permitted by the Act, any impasse, controversy or dispute (collectively, "Dispute") by or between Shareholders, the Shareholders and  Directors or officers, the Shareholders and the Company, or persons claiming to be so empowered or so acting, of whatever nature or description or in any fashion involving or affecting the management, operations, decision making, finances, financial structure, stock or ownership of the Company shall be subject to binding arbitration. Failing amicable and satisfactory resolution of a Dispute within a reasonable time, and in no event in excess of sixty (60) days from the date of written notice by any shareholder or Director of his or her intention to submit a Dispute to arbitration, any party may refer the Dispute to arbitration by one or more arbitrators appointed by mutual agreement of the parties affected by or involved in the Dispute, in Chicago, Illinois, or in another location mutually agreed upon by the parties.  Arbitration shall be conducted pursuant to the rules of the American Arbitration Association then prevailing, or by procedural rules suggested by the appointed arbitrator or arbitrators for the conduct of such arbitration.  The arbitration award shall be final and binding upon the Company and all Shareholders, Directors and officers of the Company, and judgment may be entered thereon in any court of competent jurisdiction.  Arbitration fees and "administrative" costs associated with the arbitration shall be divided and paid equally by the parties, but each party shall be solely responsible for attorney fees and expenses incurred by that party in the conduct of the arbitration.
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SUBSCRIPTION PROCEDURES
Participation in this Offering will occur through the Accrew App. Prospective Members must complete Accrew's standard KYC/identity verification and, if verified, the Company may issue and record Class B Shares directly to the Member as described above.
SUBSCRIPTION PROCEDURES AND REQUIRED OPT-IN
Before any Member is first issued Class B Shares, each Member must (i) affirmatively opt-in within the App to receive Accrew Class B shares, (ii) acknowledge receipt of the most recent qualified Offering Circular (via link in-App) and agree to the Terms, and (iii) provide any certifications we require (including Regulation A investment limit certifications for any cash purchases, if permitted). The App records time-stamped acceptances (user ID, device, IP) and stores them with the transfer-agent record. Class B Share issuances become effective only after the opt-in is completed and the issuance is recorded on the Company's books or by the transfer agent.
ELECTRONIC DELIVERY
By becoming a Member, Members consent to electronic delivery of Offering Circular updates and ongoing reports (Forms 1-K, 1-SA, 1-U). We will provide in-App notices when new filings are available and maintain access to current and historical filings within the App.
KYC PROCESS
- All potential Members must pass Accrew's know-your-customer ("KYC") checks. Using Socure Inc., or a similar identity verification service, to verify the potential Member's identity. Mbanq, Inc., the Company's current banking-as-a-service provider, will also require potential Member's to complete a KYC module that potential Member's must complete. If the potential Member passes the KYC process, he/she/it will become a Member; if he/she/it fails the KYC process, he/she/it is prohibited from becoming a Member. All potential Member's will be required to, at the very least, provide the following information: First Name,
- Last Name,
- Birth Date,
- Phone Number,
- Email,
- Address, and
- Social Security Number.
TERMS OF SERVICE
 All potential Members must also agree to the Terms of Service before becoming a Member.

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USE OF PROCEEDS
The Company will not receive any cash proceeds from the sale of Class B Shares made pursuant to this Offering Circular.
Instead, the Company may issue Class B Shares to Members as described above. The only way the Company will earn money is through Member's use of the App. The Company will likely transfer some of these profits to the Profit Sharing Pool as described above.
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DESCRIPTION OF BUSINESS
GENERAL OVERVIEW
Accrew is a Fintech company building a user-owned banking platform. Our mission is to create a banking community where users are owners, and banking profits flow back to those users rather than institutional shareholders.
The App will provide digital banking services and unique rewards. As Members use their Accrew accounts (for spending, referrals, etc.), Members may earn Class B Shares.
Accrew also plans to transfer its banking profits to the Profit Sharing Pool (as defined below). Holders of Class B Shares can then redeem their Shares for cash from the Profit Sharing Pool. Therefore, Members share in the upside of Accrew's profits, similar to a modern twist on a credit union or cooperative, but in a for-profit startup model delivered via the App.
Accrew's mission is to build a banking community where Members are owners, not institutions. We want to empower our Members by aligning our interests - when Accrew succeeds, our Members succeed, and vice versa. Our vision is to prove that a bank can grow more by giving more (back to its Members), creating a virtuous cycle of trust and loyalty.
Accrew, Inc. is the sole corporate entity at this time. We do not have any subsidiaries. In the future, for regulatory or operational reasons, we might form subsidiaries. For example, if we pursue lending, we might create a separate entity to engage in lending. Currently, all operations are under Accrew, Inc.
As of the date of this Offering Circular, the Company has 3 full-time and 3 part-time employees. We also employ several independent contractors to assist in designing our App, including aspects of the Member experience. We expect to hire additional full-time employees, such as support agents and engineers, as our Company grows. However, the current number of total employees is under 10 people.
Please note that Accrew, Inc. is not a bank, but rather provides white-labeled banking services in its App. The entity providing the banking services and that will custody customer accounts is Cross River Bank.
HISTORY AND DEVELOPMENT
The Company was incorporated in Delaware on September 24, 2021. Since inception, we have been primarily engaged in research and development - designing the product, writing software, conducting market research, and structuring the legal framework for the Member-ownership model. In 2023 and 2024, we raised funds through a SAFE offering that was exempt from registration with the SEC through Regulation Crowdfunding. The Regulation Crowdfunding offering brought in approximately $89.5k (through 12/31/2023) and an additional $114k in 2024.
We used these funds, as well as capital acquired through sales of Shares to founders to build our minimum viable product ("MVP") - the Accrew App - and to form partnerships with financial service providers. We have spent modestly on operations: our audited financials for 2023 and 2024 show that we kept expenses low (operating expenses of approximately $32,000 in 2023 and approximately $21,000 in 2024) focusing on essentials like software development, platform fees, and professional services. In late 2024, we completed development of our beta app and began limited internal testing.
CURRENT OPERATIONS
As of the date of this Offering Circular, Accrew is ready to launch the App in the Google Play and Apple app stores. Once this Offering Circular is qualified, the Company's banking partners will turn on their API's to enable the App's banking functionality. The Accrew App core features such as: opening a checking account with our partner bank, receiving a virtual and physical debit card, spend tracking, ability to connect external accounts (via Plaid) so you can see all your finances in one place, and importantly, a Shares dashboard where Members can see the Shares they've earned and request redemptions.
We rely on partnerships with service providers to provide critical infrastructure that allows a us to offer banking services without having to register as a bank. Leveraging banking-as-a-service means we can focus on the user experience and unique features. A description of our relationships with our third-party service providers is below.
Banking-as-a-Service Partner
We have partnered with Mbanq, Inc. ("Mbanq") to serve as our technology provider, banking-as-a-service partner, and our banking program manager. It helps connect Accrew with a sponsor bank and manages the relationship with the sponsor bank.
Issuing/Sponsor Bank
Our issuing/sponsor bank is Cross River Bank ("Cross River"), member FDIC. Cross River will hold Member deposits in the Member's name, provide FDIC-insured bank accounts, and will connect to payment rails and card networks. It will also issue Accrew-branded debit cards.
Payment Processing
Galileo is our current card payment processor, handling debit card transaction authorization and settlement.
Card Network
We are integrating with Visa as our debit card network. Accrew cards will carry the Visa logo. This allows worldwide acceptance of the card.
Account Aggregation
Through Plaid, Members can link their external bank accounts and financial tools into the App. This gives Members a single dashboard to view balances and transfer funds between Accrew and outside accounts.
ATM Network
We plan to provide surcharge-free ATM access via the MoneyPass network (40,000 ATMs in the US) for in-network usage. If members use out-of-network ATMs, we charge a small fee ($2.50).
REVENUE MODEL
Accrew's initial revenue will come from three primary sources. Those are described in detail below.
Interchange Fees
Every time a Member uses the Accrew debit card for a purchase, the merchant pays an interchange fee (around 1.5% of transaction). That fee is split between various parties: the card network (Visa) takes a cut, our partner bank takes a cut, and the remainder (the net interchange) goes to Accrew. Net interchange will be at least 0.90% of Spend, depending on the interchange percentage paid by the merchant. So, if a Member spends $1,000 in a month on the Accrew card, at least $9.00 of net interchange is earned by Accrew. As Accrew acquires more Members and the Members use their debit cards, the more net interchange fees Accrew will earn. This is expected to be our largest revenue source initially.
Out-of-Network ATM Fees
We intend to provide free ATM withdrawals within the MoneyPass network to our Members (meaning Accrew covers those normal ATM fees to make it free for the Member). However, if a Member uses an ATM outside that network, we charge are Members a fee of $2.50 for each withdrawal in addition to any fees charged by the owner of the ATM. This is a smaller slice of revenue but still notable.
Net Interest Margin ("NIM")
The deposits of Members in their checking accounts held at Cross River Bank will earn interest. Cross River will pay Mbanq, who will in turn pay Accrew the NIM. Accrew may then transfer some of the interest earned on those deposits to the Member. Our plan is to provide high-yield checking (and eventually savings accounts) to be competitive: e.g., give Members 0.45-0.40% and keep 0.05-0.10% as our revenue. So, if we have $10 million in deposits, and we keep 0.1%, that's $10k a year in interest revenue to us (and members get $40k). This is not huge initially, but as we scale and if interest rates stay up, this revenue stream will likely grow. We may in the future also offer higher-yield savings or investment products through partners which could generate some additional revenue.
Future Potential Revenues
Once we have a steady group of Members, we may expand to offer Members other financial products, such as personal loans or lines of credit, investment products, insurance products, and subscription services for premium features, etc. All of these new products will create additional revenue streams for the business. However, we do not plan to offer such products in our nascent stage.
Our revenue model aligns with usage: if our Members are active (spending, transacting), we earn more. That incentivizes us to encourage engagement-hence the share rewards for more spending and referrals, creating a feedback loop where more engagement leads to more revenue, which then grows the Profit Sharing Pool and increases Share value, rewarding those who engage.
MARKET OPPORTUNITY AND COMPETITION
We operate at the intersection of retail credit union banking and Fintech.
Problem We Solve
Traditional banks generate huge profits (big banks average $16 billion in profit from their customers), yet those profits go to shareholders, not to the account holders. Meanwhile, customers endure high fees (nearly $98/year on average in checking fees) and low interest rates (an average of 0.03% on checking accounts). Branch banking has high overhead, which partly drives those fees and costs, and big banks often lag in digital innovation. Young consumers (Millennials and Gen Z) are less loyal to traditional banks and more open to alternatives, especially mobile-first solutions. The rise of neobanks shows people will try new banking apps for a better user experience or lower fees.
Accrew's opportunity is to tap into a generation that values both financial upside and community. By offering ownership, we differentiate ourselves from others. Our core demographic of 18 to 35 year olds may find the idea of owning a piece of their bank appealing, especially if the App resonates like a community. We also leverage "liquid democracy" concepts - Members can vote on proposals within the app. That engagement could be a selling point: users having a voice in what new features or partnerships we pursue, even if advisory.
Expected Member Base
We expect initial Members will come from tech-savvy individuals looking for better rewards and community involvement in their finances. A potential niche customer base is also content creators or influencers. Our plan is to target influencers and creators, because they can then invite their followers and benefit from referrals and effectively become evangelists. By empowering influencers as co-owners, we hope to spark viral growth. This is a novel approach that our competitors have not taken to marketing services.
Competition
The U.S. retail banking market is enormous. Large banks such as Chase, Bank of America, and Wells Fargo, are indirect competitors in that they provide banking services, but we have a different business model.
Fintech digital banking is a competitive sub-sector with players like Chime, Varo, Current, and Ally. These institutions compete for the same user base by offering no-fee accounts, early direct deposit, savings tools, and flashy apps. However, none of these banks offer equity to their users.
There are also rewards-based card programs, such as the startup Point app which gives cash-back to users or others that give users fractional stock as rewards. There is also Bumped, a Fintech that gave its users a fractional share of stock, albeit not Bumped stock, for each purchase made with participating brands. Thus, competition is multifaceted.
In order to stay ahead of our competition, we need to ensure that our App features keep up with and stay ahead of those of other Fintech banks.
Competitive Advantage
Our competitive advantage is meant to be the alignment of incentives: unlike other banks or Fintech companies, our customers are effectively stakeholders. We believe this will improve retention. It might also reduce marketing costs in the long run as Members are incentivized refer the App to potential new Members. If successful, this dynamic could result in lower customer acquisition costs and higher lifetime value than typical. Our projection model estimates ~$16 in customer acquisition costs with viral growth of $105 revenue per Member per year, which yields favorable unit economics if achieved. Early traction and the actual metrics may differ, however.
Our stance is that Accrew's community ownership angle is unique and can carve out a loyal niche if executed well. Over time, if we gather significant Members, we might expand globally or into adjacent products, effectively becoming a broad financial platform offering a variety of products.
In conclusion, Accrew is in the early stages of trying to disrupt how banking profits are distributed. Our focus in the near term is launching the product, improving the App based on Member feedback, and scaling our Member base while maintaining robust compliance and operational reliability. This Offering will be crucial to fueling that journey. If successful, Accrew could not only generate financial returns but also demonstrate a novel model of shared capitalism in consumer finance.
GROWTH STRATEGY AND ROADMAP
Upon the qualification of this Offering Circular, we hope to hit the following key milestones.
5,000 Members within ~1 year of the Offering Circular's qualification. To achieve this, we will employ marketing campaigns to target specific communities, such as young users. 25,000 Members in the second year. This would likely require broader marketing, including possible regional or college campus campaigns, and potentially collaborative promotions with other Fintech platforms to grow our Member base.
Beyond that, we hope to have hundreds of thousands and eventually millions of Members by our fifth year of operations (we have projected 1.74 million Members by our 5th year of operations). However, this is ambitious and would require significant marketing expenditures.
We also plan to continuously improve the App with new features, such as connecting investments (through Apex Clearing or a similar service provider), integrating AI chatbots, and providing AI-driven insights for Member finances, etc. We see these features as value-adds to keep our App competitive.=
PROPERTY
Intellectual Property
The concept of our Member-owned profit-sharing model as implemented is unique, but it cannot be patented. We have applied for trademark protection for the name. Our software is proprietary and the code for the App and algorithms for Share distribution are trade secrets and/or internal intellectual property. We rely on copyright protection for our software and will have agreements to protect our rights. We also rely on confidentiality and invention assignment agreements with our employees and contractors to secure intellectual property rights.
Facilities
We are a digital company. The address at 320 W Ohio St, Suite 3W, Chicago, IL 60654,  is a co-working or office space. We do not own any real estate or large physical assets. Our team may work remotely and gather at an office as needed. As we grow, we might lease office space in Chicago where the team is currently based. But at present, our overhead expenses are minimal.
REGULATORY CONSIDERATIONS
Accrew itself is not a bank, so we avoid banking charter requirements by partnering with a chartered bank. However, as we're effectively an agent of the bank, we must comply with banking regulations indirectly (our partner bank imposes compliance obligations on us - e.g. we must adhere to KYC/AML rules when onboarding potential Members, which we do via verification processes).
We will treat the monthly Share issuances to Members as part of this Offering. If needed, we may use Form 1-U to report those issuances or have an offering circular supplement with updated information. We believe by doing so, the issuance of Shares to Members remains compliant with securities laws and regulations. We have also prohibited the transfer of the Class B Shares to third parties to ensure that we do not inadvertently create a public market for unregistered securities.
We also have to comply with consumer finance laws: e.g., Regulation E and the Electronic Fund Transfer Act applies to the debit cards and accounts we offer through our partner banks (we provide disclosures about fees, users' rights for unauthorized transactions, etc.), Regulation Z and the Truth in Lending Act will apply if we ever lend money, FDIC advertising rules apply, and we must comply with privacy laws.
LEGAL PROCEEDINGS
The Company is not currently involved in any litigation or legal proceedings. To management's knowledge, there are no pending or threatened lawsuits or regulatory actions against Accrew. We also have no concluded legal proceedings in the past that would be material and we have never been involved in any legal proceeding or been threatened with litigation. (The management representation letter confirms no known litigation or claims as of the audit date.) Of course, as a startup, we could become subject to legal claims in the future as business goes on (like intellectual property disputes or customer complaints), but none exist now.
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis ("MD&A") covers information about our financial condition and results of operations for the years 2023 and 2024 calendar years and other information relevant to understanding our financial situation and future plans. You should read this section in conjunction with our audited financial statements and the accompanying notes for those periods, which are provided in this Offering Circular. This MD&A may contain forward-looking statements and actual results could differ materially due to the factors discussed in "Risk Factors" and elsewhere in this Offering Circular
OVERVIEW:
Accrew is a development-stage company that, as of the end of 2024, had not yet launched its revenue-generating operations. We have been focused on building our App, forming partnerships, and preparing for our App's launch. Consequently, our financial results for 2023 and 2024 reflect a pre-revenue startup with operating expenses related to development and administrative setup, funded primarily by early investments from our Regulation Crowdfunding offering and contributions from our founders.
OPERATING RESULTS
Revenues
We have recorded no operating revenue to date. In both fiscal years 2023 and 2024, Accrew had no revenue, as the App was not yet live and thus generated no interchange fees, interest income, or other revenue. We anticipate that revenue will commence in 20256, assuming successful launch of the app and onboarding of members. Initial revenues will likely be modest as user adoption ramps up. For context, our internal projections estimate first-year revenue of ~$0.13 million with a few thousand Members, scaling significantly in later years. However, these are estimates and actual results will depend on actual Member activity.
Expenses
Our expenses consist of operating expenses, which include App development and day to day costs as well as general overhead expenses, marketing expenses, and payment of contractors and other service providers.
Operating Expenses
In 2024, operating expenses were $20,915, compared to $32,126 in 2023. These include costs such as software and App charges, contract labor, subscriptions, insurance, and legal fees. The decrease in operating expenses from 2023 to 2024 was mainly due to lower contract labor costs and less marketing spending as we temporarily slowed spending while seeking additional funding. Our operating expenses can be broken down as follows.
  Software and Platform Changes
These are expenses and fees incurred for development tools, cloud services, and any third-party API/platform costs. The slight increase in 2024 reflects ongoing App development and integrating new services in 2024.
Year Ended December 31,
2023 2024
$9,779 $10,351

?
  Contract Labor
In 2023, we used more external developers or consultants to build our MVP (hence higher costs). In 2024, we reduced reliance on outside contractors, possibly due to completing or deferring core development. Also, some technology development was completed in-house by the founders. We expect contract labor and/or payroll expenses to increase in 2026 as we hire engineers.
Year Ended December 31,
2023 2024
$12,953  $5,558

Memberships and Subscriptions
These are expenses for software subscriptions, coworking space memberships, and SaaS tools, among others. The reduction in expenses from 2023 to 2024 is a result of implementing cost-cutting measures and negotiating discounts.
Year Ended December 31,
2023 2024
$4,323  $2,321

Insurance
These are expenses for various insurance policies, including business liability insurance held by the Company. The slight rise in expenses from 2023 to 2024 is likely due to expanded coverage or additional policies.
Year Ended December 31,
2023 2024
$1,262  $1,708

Legal Fees
In 2023 we incurred legal fees for assisting with the Regulation Crowdfunding offering, advising on corporate matters, and providing regulatory advice. In 2024, it shows none in this line (though we likely did incur legal expenses in 2024 for early Regulation A preparation, they may have been paid in 2025 or categorized differently). We did have auditing fees and some legal towards end of 2024 but they might have been unpaid by December 31st or recorded as part of other liabilities.
Year Ended December 31,
2023 2024
$3,139  $0

Miscellaneous
These are minor office or general expenses we incurred.
Year Ended December 31,
2023 2024
$670  $977

Overall, operating expenses decreased ~35% from 2023 to 2024, reflecting lean operations and perhaps timing of certain expenses.
Marketing and Advertising
Our 2023 marketing expenses likely included branding efforts, initial community building (perhaps attending Fintech events or creating promotional materials for our upcoming launch). In 2024, with limited funds, we significantly reduced our marketing efforts. We essentially focused on the App, not Member acquisition, in 2024. We expect marketing expenditures to dramatically increase after the qualification of this Offering Circular as growth will be a priority. The drop in 2024 marketing also contributed to the smaller net loss that year.
Year Ended December 31,
2023 2024
$5,741  $224

Other Income/Expenses
We had some "other income" which improved our bottom line. In 2024, other income was $13,904. This consisted of a $12,000 refund from a contract termination (our previous banking partner Solid returned our deposit) and $1,904 of interest income on our bank balance. The contract refund is one-time and non-recurring income that essentially reversing an expense from prior year. Since this had been expensed before, so this return was accounted as other income.
In 2023, other income was $767, all of which was interest income as we kept some funds in an interest-bearing account.
We have no interest expenses because we have no debt. We also have not incurred any significant depreciation or amortization as we have not capitalized development costs and our management confirmed no software development costs were capitalized, all expensed as incurred. We incurred no tax liability because we incurred net losses, and any deferred tax asset from losses is fully offset by a valuation allowance.
Net Loss
Our net loss for 2024 was $7,235, a substantial improvement from the net loss of $37,100 in 2023. The smaller loss in 2024 is attributed to lower operating and marketing expenses and the refund of $12,000 due to the Solid contract termination. Without the refund, the 2024 loss would have been around $19,000, still less than the loss incurred in 2023. This trend is not necessarily indicative of future performance because we purposely curtailed spending in 2024 pending a Regulation A offering. Upon the qualification of this offering, we anticipate our operating expenses will increase significantly as we invest in growth, which may lead to larger net losses in the short term until revenue increases.
Comparison of 2023 and 2024
2023 was our first full year of operations. We spent heavily relative to our resources to develop the App, such as hiring developers, resulting in a $37,000 loss with no revenue.
In 2024, we entered a conservation mode mid-year once funds raised from the Regulation Crowdfunding offering were largely utilized. We slowed down spending, especially marketing, to extend our runway while preparing this Offering. We also benefited from the $12,000 refund from Solid. The net result was a much smaller loss, and we ended 2024 with about $98,000 in cash on hand.
Neither year had any revenue, which underscores the importance of launching the App. The expectation is that in 2025,the Company will begin to earn revenue from initial Members.
Quarterly Trends
We have not provided quarterly results and, as a private company, we were not required to prepare quarterly reports. However, qualitatively, in early 2023, we likely incurred upfront expenses. In the first quarter of 2024, the Regulation Crowdfunding raise continued, and by the third and fourth quarters of 2024, we received the $12,000 refund. We suspect the majority of the 2024 expenses were incurred in the first half of the year, with a sharp drop in spending in the second half of the year.
Going forward, upon the qualification of this Offering, you can expect our expenses to increase dramatically. We will also start generating revenue as soon as the App is live and Members usage increases.
LIQUIDITY AND CAPITAL RESOURCES
Cash on Hand
As of December 31, 2024, Accrew had $98,009 in cash and cash equivalents. This was virtually our only asset. We had no significant liabilities and total liabilities were $0 at on December 31, 2024. Thus, our working capital was $98,000.
At the end of 2023, we had $88,869 in cash and cash equivalents. We increased our cash slightly in 2024 by approximately $9,100. This increase was due to the Regulation Crowdfunding raise and the $12,000 refund from Solid.
Operating Cash Flow
In 2024, net cash provided by operating activities was $3,140. This is unusual for a pre-revenue startup, but due to the changes in working capital and the return of a $10,375 security deposit with our previous banking-as-a-service provider.
In 2023, net cash used in operating activities was $43,505 (negative), reflecting the cash outflow for expenses. The net loss of $37,000 plus an increase in security deposit by $6,000 contributed to the negative net cash used in operating activities. Essentially, in 2023 we paid a $10,000 deposit to our then partner, Solid, which is shown as an outflow. This amount was returned in 2024 and is shown as an inflow.
Financing Cash Flow
We financed our operations primarily through the issuance of equity and equity-like instruments
In 2023, financing activities provided $105,050 in cash. This came from $102,500 raised through a Regulation Crowdfunding offering and a $2,550 capital contribution from a Founder to cover some expenses. Additionally, some expenses, $6,171, were directly paid by a Founder in 2023 and treated as a non-cash capital contribution.
In 2024, an additional $6,000 was raised from a SAFE Raise. Aside from this, no new equity was issued in 2024.
All of our financing was equity-based, either contributions in exchange for stock or SAFEs sold through a Regulation Crowdfunding offering, which are accounted as future equity obligations. We also did not pay any dividends. (we will not until profitable and Board-declared, which is not in foreseeable horizon).
SAFE Notes / Future Equity
As of December 31, 2024, our balance sheet shows "Future Equity Obligations" of $207,230. This represents the total amount  raised from the SAFE Raises.. These SAFEs will likely convert to Class B Shares upon qualification of this Offering. The conversion will dilute the Class B Shares. Importantly, until conversion, this $207,230 is recorded in the equity section but behaves like a liability in the sense that if an exit happened before conversion, SAFE holders get either cash. For liquidity, the amount raised in the SAFE Raises has already been used to fund operations (the cash from them is mostly spent).
Capital Structure and Runway
By the end of 2024, we had ~$98,000 cash. Our monthly burn rate (our total monthly operating costs) in late 2024 was very low as we had cut spending to the essentials. However, $98,000 is not sufficient to launch and operate the App for a long period of time. Indeed, without this offering, we would likely have to seek smaller funding or drastically scale back plans. If this offering is successful and we attract lots of Members, we will have the capital to implement our growth plan.
Subsequent Events
After December 31, 2024, and up to this offering, we have adopted our new Bylaws and share structure in November 2025 to prepare for this offering. The Company did not generate significant revenue in the first part of 2025 as we were preparing this Offering Statement.
We may have continued to incur expenses in 2025. We have not presented interim financials in this Offering Circular, but we caution that by the time of qualification, our cash will be less than $98,000. In 2025, one of the Founders contributed approximately $8,000 to the Company. This contribution was not a loan and the Founder does not expect to be repaid for these contributions.
Except for an additional $7,000 investment made via a SAFE in early 2025, no additional financing has been reported after December 31, 2024.
Lastly, there are no material contingent liabilities or known legal issues to report from January 1, 2025, to the date of this Offering Circular.
PLAN OF OPERATIONS AND FUTURE NEEDS
Upon the qualification of this Offering, we believe our liquidity position will dramatically improve. If we are able to increase Members, we should generate revenue to sustain our operations and move revenue into the Profit Sharing Pool. However, if we are not able to increase our Members or if our Members do not transact enough through the App, then we may need to find sources of additional funding or scale down our growth plan.
We do not currently have any lines of credit or traditional debt, nor do we have revenue streams to support debt servicing, so equity financing and increasing the number of Members is the only way we can raise funds. If necessary, we might explore venture debt after we have some revenue, but that is not in our immediate plan.
Milestones and Capital Allocation
We plan to use any revenue generated from this Regulation A offering to build out our team, engage in marketing, and moving funds to the Profit Sharing Pool.
We will monitor our cash flow such that we maintain a healthy reserve. We also must consider regulatory capital needs - for instance, our partner bank might require us to maintain a certain reserve for operational losses or to prefund the Profit Sharing Pool distributions
Expected Future Revenues and Expenses
If our plan goes accordingly, we expect to start earning interchange revenue upon qualification of this Offering Circular. For modeling, if we reach 5,000 Members who each spend $500 per month on their Accrew Cards, the Spend would equal $2.5 million each month. If Net Interchange is ~1%, the Company should earn $25,000 per month (some of this will be moved to the Profit Sharing Pool). This is a Year 1 projection, which aligns reasonably with our projection of $133,000 revenue in the first year after this Offering is qualified. In Year 2, we expect that we will still suffer an operating loss due to a potentially high growth spend. However, we expect the Company will be profitable by Year 3. These projections assume we effectively deploy capital to get that user growth.
It's important to note that these are projections and actual outcomes could differ widely. We present them and the projections below to potential Members to illustrate the potential trajectory.
Year 1 (partial year after launch): modest revenue, net loss as we invest in App development and Company growth.
Year 2: growing revenue but still projected loss of $444,000).
Year 3: we expect to break-even and to even have a slight profit. We project $214,000 in net income.
Year 4: We project $1.16 million in net income.
Year 5: We project $6.53 million of net income with $134 million in revenue, which assumes that we have $1.7 million Members. This is an optimistic scenario showing the upside if we capture a meaningful market share.
Profit Sharing Pool Effect on Financials:
When we contribute profits to the Profit Sharing Pool, from an accounting perspective, how is that handled? Essentially, if we declare those amounts for redemption availability, it's similar to a dividend or redemption accrual. But since redemption is at the Shareholders' request, it might not be booked as a liability until declared. We will probably treat contributions to the Profit Sharing Pool as designations within equity, not an expense (like transferring from retained earnings to some "redemption reserve" perhaps). Only when Shares are redeemed for cash will our balance sheet reduce cash and reduce equity (similar to share buyback accounting).
So, our net income on the income statement won't directly reflect pool contributions - net income is before distribution. However, if we give 90% of net income to Profit Sharing Pool, we'll likely use that cash to redeem Shares, reducing equity. That's more of a balance sheet movement (from cash to retiring shares). This means that even if net income is positive in future, much of that cash won't accumulate on our balance sheet if it's paid out to redeeming Shareholders. Members should understand the Company's accounting equity may remain relatively low because profits are cycled out to shareholders (which is by design). This is akin to a high-dividend company that doesn't retain earnings.
Going Concern Consideration
As of December 31, 2024, we had limited working capital. This offering does not provide operating liquidity because proceeds are not used for Company investment or general operations. Instead, under our Program, the Company allocates Profits to the Profit Sharing Pool.
The Profit Sharing Pool is not intended for and will not be used for product development, marketing, payroll, or other operating expenses. Accordingly, the outcome of this Offering does not, by itself, alleviate going-concern uncertainty. Our ability to continue as a going concern within 12 months depends on (i) generating sufficient operating cash flows and/or (ii) obtaining separate financing for working capital outside of the Profit Sharing Pool. Management's plans include disciplined expense management, revenue growth from platform operations, and, if needed, pursuing additional non-Profit Sharing Pool financing arrangements. If these plans are not achieved, substantial doubt about our ability to continue as a going concern could persist.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements. We have not entered into any financial instruments like swaps, or off balance sheet financing like leasing special purpose vehicles. Our only "off-balance sheet" commitments might be basic operating leases or subscription commitments, which are minimal given our small operations.
Related Party Transactions Impact
We had a related party event where a Founder paid some expenses ($6,171 in 2023) which was booked as equity contribution. This improved our equity and reduced liabilities. There were no loans from Founders outstanding (they contributed funds, they did not loan the Company any money). If needed, Founders might support the Company with short-term liquidity (e.g., pay an expense personally then get reimbursed when able, or defer any salary). As of now, neither of the Founders are drawing a salary (to our knowledge). Upon qualification of this Offering Statement, the Company may start paying salaries to  the Founders. This will increase expenses. The Company pays Mr. Lai hourly for his services.
Critical Accounting Policies
Our financial statements are generally prepared using cash accounting. However, we did adopt CECL (Current Expected Credit Loss) accounting in 2023, but it had no impact since we have no loans. We treat our SAFEs used in our Regulation Crowdfunding raise as equity. We have a full valuation allowance on deferred tax assets from losses. We have not capitalized software research and development. If in the future we invest heavily in software, we might consider whether any should be capitalized, but currently, management confirmed none are because our costs were mostly for the preliminary project stage or maintenance, or too small.
TRENDS AND UNCERTAINTIES
Fintech Adoption
The primary trend is Fintech user adoption. We see favorable trends like increasing comfort with digital banks, resentment of bank fees by younger demographics, and the popularity of fractional investing (people like owning stocks of companies, which might analogously make them receptive to owning part of their bank). On the downside, there's economic uncertainty (if a recession hits, people might consolidate finances with trusted institutions rather than try a new app). Additionally, the decreasing rate environment may be a cause for concern, and if it continues, the benefit of high-yield accounts offered by Accrew may dwindle.
Regulatory Scrutiny
Another trend: regulatory scrutiny on Fintechs partnering with banks (the "banking-as-a-service" model) has been increasing. Regulators like the OCC and FDIC are looking at how Fintech-bank partnerships manage risk. We have to ensure we are ahead on compliance to avoid any clampdown that could affect us.
Inflation and Cost Increases
Inflation could increase our costs, including salaries. We will factor in the potential for increased costs in our budgets, but this could also negatively affect consumer behavior. If Members spend less, we will collect lower interchange fees. However, inflation could also increase prices, which will increase the interchange fee collected as the price of a good or service increases.
PLAN OF OPERATION FOR NEXT 12 MONTHS
If we successfully qualify this offering, our plans are as follows.
- Launch the App to the public in the coming months .
- Implement aggressive marketing and referral campaigns to reach at least 5,000 Active Members by end of 2026.
- Continuously improve the product and App.
- Possibly add high yield savings accounts by partnering with a third party to invest in securities and roll out AI features to help Members manage money.
- Expand our team - hire perhaps 5-10 employees across technology and support in first half of the year, and more as needed.
- Keep an eye on costs: ensure that each $ spent on marketing is acquiring Members at a reasonable customer acquisition cost relative to lifetime value.
- Monitor regulatory compliance and possibly obtain money transmitter licenses or other regulatory approvals if Member funds flow triggers those requirements.
- Engage with the community by using our Member Voting Module (as defined below) to get Class B Shareholders involved and to build goodwill and a sense of community.
CONCLUSION
We ended 2024 in a stable but highly limited financial position - sufficient to maintain our existence for a short period, but not to launch at scale. The success of this Offering is critical to our ability to execute our business plan. Management believes that with Members, we will have the resources to reach critical mass and eventually profitability. However, as with any startup, there are numerous uncertainties. We will keep potential Members updated on our progress through our required filings.
There is an inherent risk that if our plan doesn't go as intended (for example, if Member growth is slower or if operational costs are higher), we may need to seek additional financing or adjust our business strategy to conserve cash. Being an early-stage company, we have flexibility to pivot or cut costs if needed (since we are not locked into heavy fixed costs like manufacturing or leases).
We consider the current period (2023-2025) as the tail end of our "pre-operational" phase. This is an exciting and pivotal time - our financial results will start reflecting market validation (or lack thereof) of our concept. We appreciate our early Members' trust and will strive to use the capital efficiently to build a sustainable, growing business that benefits our Members and Shareholders.
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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES
Below is information regarding our directors, executive officers, and key individuals, including their positions, ages, tenure with the Company, and relevant experience. Each of our Directors holds office in accordance with our bylaws until the next annual meeting of Shareholders entitled to vote or until their successors are duly elected and qualified. Our executive officers are appointed by the Board of Directors and serve at the Board's discretion.
Name Position Age Term of Office Approximate hours per week for part-time employees
Andrew Montgomery Chairman of the Board and CEO 37 September 2021 - Present Full Time
Mark Willoughby Director and COO 43 September 2021 - Present Full Time
Andy Lai CTO 32 January 2025 - Present Full Time
Brittni Fitzgerald Customer Service & Sales Manager 33 January 2025 - Present 1-5 Hours
Sahid Ali Marketing Manager 29 January 2024 - Present 1-5 Hours
Shubham Singh Junior Developer 28 August 2025 - Present 1-5 Hours

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES
Andrew (AJ) Montgomery - Chairman of the Board and Chief Executive Officer (CEO), age 37.
Ownership: 5,100,000 Class A Shares (approximately 65.13% of outstanding Class A Shares).
Andrew Montgomery (often goes by AJ) co-founded Accrew and has served as CEO since its inception. He is the visionary behind Accrew's member-owned banking concept. AJ has an extensive background in sales, marketing, and product development in the fintech and consumer finance space. Prior to starting Accrew, AJ held roles where he focused on customer acquisition strategies and product-market fit for financial products. As CEO of Accrew, AJ oversees the overall strategy, product direction, and fundraising efforts. He has been instrumental in crafting Accrew's mission and ensuring the company stays true to its ethos of community ownership. Under his leadership, the team conducted on-the-ground customer research (including surveys on the streets of Chicago) to tailor the product to Millennial/Zoomer needs. AJ's ability to pitch and communicate the vision has been key in attracting initial partners and investors. He is also the public face of the company to potential Members and the media.
Mark Willoughby, CPA - Director and Chief Operating Officer (COO), age 43.
Ownership: 2,400,000 Class A Shares (about 30.65% of outstanding Class Shares).
Mark Willoughby is a co-founder of Accrew and has served as COO and a board member since inception. Mark is a Certified Public Accountant (CPA) and brings strong operational and financial management expertise. He previously worked as a Director of Operations at Bank of America, where he gained experience in the day-to-day management of banking processes and an understanding of traditional bank operations. Mark's skill set complements the team by ensuring that Accrew's ambitious ideas are grounded in solid operational execution. At Accrew, Mark oversees operational infrastructure, including banking partner relationships, regulatory compliance processes, and internal controls. He also manages the company's finances and accounting. His prior banking experience is invaluable in navigating regulatory requirements and setting up the partnership with our issuing bank. Mark's stewardship has helped Accrew maintain lean operations and financial discipline in the pre-revenue stage. As a director, Mark is involved in strategic decisions and provides insight into scaling operations sustainably.
Andy Lai - Chief Technology Officer (CTO), age 32. (Note: Andy is not currently member of the Board of Directors, but he is a key executive officer heading technology.)
Ownership: Andy Lai beneficially owns 300,000 Class A shares (approximately 3.83% of Class A Shares outstanding).
Andy Lai joined the founding team as CTO, bringing a strong software engineering and fintech development background. Andy has experience as a senior software engineer at a prior fintech company, where he developed secure financial applications and integrations. His expertise lies in building scalable architectures and implementing complex integrations (like those needed for our banking-as-a-service and payment processing). Since joining Accrew, Andy has led the development of the Accrew mobile application and the backend systems that handle transaction data and share tracking. He has overseen the integration of APIs from partners such as Mbanq for card issuing, tracking transactions, and other banking functions along with Plaid for account linking. Under Andy's technical leadership, the team has built the digital ledger that will manage share issuances and redemptions in real-time. Andy is deeply involved in ensuring the security of the platform, implementing robust encryption and cybersecurity measures to protect member data. He also manages any contract engineers or development firms we've engaged, setting technical milestones and reviewing code. Andy's contributions are critical to turning the Accrew concept into a functional product. Although not a director, Andy often attends board meetings to provide technical updates and input on feasibility of proposed features.
Significant Employees (Non-Executive)
At this stage, Accrew has a very small team. Aside from the executives above, we do not yet have additional significant employees that would be considered key to the business (for example, we have no CFO yet) However, we anticipate hiring or designating certain significant employees in the near future:
? Head of Compliance: We intend to recruit a compliance officer who will manage day-to-day regulatory compliance, BSA/AML obligations, etc. This person would be significant given the heavily regulated environment. (As of now Mark covers this area, but we will likely hire a specialist.)
? Microsourcing - Lead Customer Success: Once we launch, someone heading customer support and success to ensure member-owners have good experiences will be important.
These positions are not yet filled or are filled by junior staff not at a decision-making level; thus we will update in future reports when such personnel become significant.
Family Relationships.
There is a family relationship among our directors: Barbara Montgomery is the mother of AJ Montgomery. There are no other familial relationships between the directors, executive officers, and significant employees.
Involvement in Certain Legal Proceedings
None of our directors or executive officers has, in the past ten years, been involved in any legal proceeding required to be disclosed under Regulation A (such as bankruptcy filings, criminal convictions, or being subject to any court or regulatory order barring them from engaging in any business or securities activities). Each individual has a clean record in that regard.
COMPENSATION OF DIRECTORS AND EXECUTIVES
Currently, given our limited financial resources, the Founders have not been compensated. re Any minor stipends or reimbursements have been nominal (for example, AJ was reimbursed for some company expenses, which we accounted as contributions). We anticipate formalizing salaries after the qualification of this Offering Circular: for instance, AJ, as CEO, might start receiving an annual salary (to be determined by the Board, likely modest at first to conserve cash), and Mark and Andy will likely be paid a salary as well. Mark has already received equity compensation in the form of Class A Shares for his efforts. Additionally, Andy Lai has received 1.2 million Class A Shares subject to vesting for his work for Accrew over the course of 3 years. We also plan to grant stock options from the employee pool to key team members.
The Directors currently receive no separate compensation for their director roles apart from any executive compensation applicable to AJ and Mark. We have no independent directors to compensate with cash or stock yet. As we grow, we may institute a director compensation plan (often early-stage companies compensate independent directors with stock options or a small cash stipend per meeting). We will include more detailed executive compensation disclosure in our annual report on Form 1-K, including any salaries, bonuses, or stock awards.
CORPORATE GOVERNANCE
Our Board of Directors currently has three members (AJ Montgomery, Mark Willoughby, and Barbara Montgomery). Because of the small board, we do not yet have specialized committees like Audit or Compensation committees. The full Board collectively oversees those matters. This is common for a startup of our size, but as we grow and perhaps add independent board members, we will establish committees to strengthen governance. In particular, after this offering, given we will have a broader base of investors, we intend to add at least one independent director within the next 12-18 months to provide additional oversight (this is a goal, not a formal requirement at our size, but we think it would be beneficial).
ADVISORS
Although not "significant employees," it's worth noting we have some advisors with industry experience guiding us. Since they do not have official roles or decision-making authority, we do not list them here.
SUMMARY
Accrew's leadership team is small but brings a complementary set of skills: visionary marketing and product (AJ), financial and operational rigor (Mark), and technical expertise (Andy). They all share prior experience in Fintech/startups and a passion for reimagining banking for the next generation. As a young company, much of our success will depend on this core team's ability to execute. We will need to expand the team as the company grows, and part of our projected future profits will be allocated to hiring skilled personnel in various functions to support our growth. We believe our current team has laid a strong foundation and will attract additional talent due to the exciting mission and the equity incentives we can offer (fittingly, as we are all about equity sharing, we will ensure our employees are also owners through the option pool).
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of our capital stock, as of the date of this Offering Circular (and prior to the issuance of any shares in this offering), for (i) each director, (ii) each executive officer, and (iii) each person or entity known by us to beneficially own more than 10% of any class of our voting securities. As of the date hereof, we have two classes of common stock outstanding: Class A common stock (held by founders/insiders) and a de minimis amount of Class B (none issued yet to the public or members). All outstanding shares prior to the offering are Class A. Class A has full voting rights (one vote per share), and Class B has limited voting (generally non-voting except advisory votes). For the purpose of this table, since no Class B are yet issued, we list ownership in terms of total common stock. Each share of Class A and Class B represents the same percentage of ownership of the company (just different rights).
"Beneficial ownership" generally includes those shares that the shareholder has the power to vote or the power to transfer, and options that are currently exercisable or exercisable within 60 days.
Name of Beneficial Owner Title/Relationship Number of Shares Beneficially Owned Percentage of Outstanding Shares (1)
Andrew Montgomery Chairman of the Board and CEO 5,100,000 Class A Shares 65.13%
Mark Willoughby COO, Director 2,400,000 Class A Shares 30.65%
Andy Lai CTO (Executive Officer) 300,000 Class A Shares (of a total of 1.2 million Class A Shares subject to vesting) 3.83%
All current directors and executive officers as a group (3 persons)  7,830,000 Class A Shares (2) 99.62% (2)(3)
Other 5%+ Holders: N/A N/A N/A

(1) Percentage calculations are based on 7,830,000 total shares outstanding as of now. All of these are Class A Shares. The percentages reflect the voting power as well, since only Class A shares have the ability to vote. Class B Shares can only advise the Company as set forth in the Member Voting Module set forth below. However, Class B Shareholders are considered equity owners of the Company. After the qualification of the Offering Circular, the percentage ownership will depend on how many Shares are issued and these numbers will change.
(2) Andy Lai, our CTO, beneficially owns 300,000 Class A shares (approximately 3.83%) as of the date of this Offering Circular. The early equity was primarily split between Andrew and Mark, with 30,000 shares (~0.37%) issued to Michelle Phanthongphay (an early contributor). Andy joined the company after incorporation and, in addition to his current Class A holdings, may receive future equity through our employee share pool (stock options or restricted stock). We note that Michelle's 30,000 shares are below 5% and she is neither a director nor an officer.
(3) The combined holdings of Andrew and Mark total 7,500,000 Class A shares (approximately 93.40%). Andy Lai holds 300,000 Class A shares (~3.83%), and Michelle Phanthongphay holds 30,000 Class A shares (~0.37%). In the aggregate, directors and executive officers (Andrew, Mark, and Andy) beneficially own approximately 99.62% of the outstanding Class A shares.
(4) Other than Andrew, Mark, and Andy, no other person or entity is known to us to beneficially own more than 5% of our stock as of the date hereof. The one other shareholder of record is the aforementioned Michelle Phanthongphay with ~0.38% (30,000 Class A Shares), which is well below 5%.
The SAFE holders are not included because they do not hold equity yet; upon conversion of SAFEs at the qualification of this offering, those persons will likely hold Class B Shares. If any SAFE holder will own more than 5% post-conversion, we would disclose that, but based on $207,230 total SAFE at a likely conversion price, no single SAFE holder should exceed 5%. We will update if any one SAFE investor gets a large share count.
VOTING RIGHTS
As mentioned, Andrew, Mark, and Andy currently hold all of the voting power because they collectively own essentially all of the outstanding Class A Shares (with a de minimis amount held by a non-insider). Upon Qualification, Andrew, Andy, and Mark are expected to continue holding their Class A Shares, and Class A Shareholders are the only Shareholders entitled to vote for directors and on most corporate matters. Therefore, Andrew, Mark, and Andy will continue to have effective control even after the qualification of this Offering. The Class B Shares issued to Members in this offering generally will not vote except in limited scenarios, for example if we seek to change rights of Class B Shares, as required by Delaware law for certain fundamental changes, or if the Board decides to ask Class B Shareholders for an advisory vote on something via the Member Voting Module (as described below). So, security ownership in terms of control remains heavily skewed to insiders.
CHANGES IN CONTROL
We are not aware of any arrangements (like voting trusts or shareholder agreements) that might result in a change in control of the Company. The Founders have not entered into any agreements to act in concert beyond their mutual understanding as Founders. There are no pending acquisition or merger deals. Given the combined insider ownership of Class A Shares, a change in control would only occur if Insiders chose to sell a controlling stake or significantly dilute themselves, which is not anticipated in the foreseeable future.
EFFECT OF OFFERING ON OWNERSHIP
If we raise the maximum $75 million in a 12-Month Period, the Company may issue 40,000,000 Class B shares. The 7,830,000 currently outstanding Class A Shares would then represent roughly 9% of total Shares outstanding and the Class B Shares would make up the remaining 90% total Shares outstanding . However, because the price of the Class B Shares is variable, the number of the Class B Shares could differ. If the price ends up lower, we would likely issue more Class B Shares. Regardless, Class A Shareholders will hold all of the voting rights of the Company, but will likely hold a minority of the economic interest in the Company within a few months after the offering commences.
EMPLOYEE AND BOARD EQUITY PLANS
We have authorized an Employee Share Pool of 10,000,000 Class A Shares for equity incentives (under Board-approved plans). As of now, no formal stock option plan has been qualified/offered (and any options to be granted would likely be issued under Rule 701 or a separate registration in future). No options or warrants are currently outstanding. When we do issue options, it will dilute existing holders, but likely at future dates.
SUMMARY
Before the offering, Insiders own most of the Company's Class A Shares and therefore control voting. After the qualification of the offering, they will still control voting due to the Share class structure, while Members will own a significant portion of economic interest as Class B Shareholders. We believe transparency about this structure is important (hence the risk factor on control by Insiders). Any future material changes, such as changes to the classes of common stock, will be communicated to Members.
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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
This section describes any material transactions since inception (September 2021) to the date of this Offering Circular, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $5,000 (a threshold to pick up meaningful items given our small size), and in which any of our directors, executive officers, or beneficial holders of more than 10% of our shares (collectively, "insiders"), or any immediate family member of or entity controlled by such persons, had or will have a direct or indirect material interest.
Founders' Equity Issuances
Upon incorporation in September 2021, the Company issued shares of common stock to the founders: 5,100,000 shares to Andrew Montgomery; 2,400,000 shares to Mark Willoughby; and 30,000 shares to an early contributor (Michelle Phanthongphay). These issuances were for a nominal price (essentially founder shares for initial capitalization of the company). At the time, the total of 7,830,000 shares constituted 100% of the Company. Andrew and Mark, as Insiders, received their shares in this founding transaction. Because this was essentially the formation of the Company, one could consider it a related party transaction. However, it was arm's-length in the sense it was proportional to their relative contributions and agreement as co-founders. The price per share was extremely low (par value $0.00001 per share), typical for founder stock. This transaction set the ownership structure that still exists.
SAFE Investments
In 2023, the Company raised capital through SAFEs issues pursuant to a Regulation Crowdfunding Offering, totaling approximately $201,230 in aggregate proceeds in 2023 and an additional $6,000 in early 2024. These SAFEs will likely convert to Class B Shares upon the qualification of this Offering.
The SAFE investors were primarily outside investors who bought SAFEs at arms-length. To our knowledge, none of our directors or executive officers participated in the Regulation Crowdfunding round - i.e., Andrew, Mark, and Andy did not invest in those SAFEs themselves. Thus, the SAFE issuance is not a related-party transaction with management. Instead it's mentioned here for completeness because upon conversion it will give those investors Class B Shares which will dilute the Members Class B Share holdings.  But since no Insider had a material interest differing from other investors, it's not a conflict-of-interest transaction.
Expenses Paid by Officer (2023)
In 2023, certain Company expenses totaling $6,171 were paid personally by a founder (or an entity affiliated with a founder) and were not reimbursed by the Company. Instead, these expenses were treated as a capital contribution to the Company and added to additional paid-in capital ("APIC"), effectively increasing the Founder's investment in the Company.
Specifically, these were likely operational expenses (perhaps software or legal fees) that our CEO, Andrew Montgomery, covered out-of-pocket when the Company's cash was low, thereby ensuring bills were paid. The audit notes show "Expenses contributed as capital: $6,171" for 2023. This is a related-party transaction in that an officer paid company costs. It was done for the Company's benefit, and there was no expectation of repayment, hence it became equity. By doing so, Andrew's effective equity stake increased marginally via the contribution, though we did not issue new shares to him at that time; it just increased APIC. This transaction was approved by management, the other co-founder, Mark. It reflects the founders' commitment to the Company and did not adversely affect the Company; in fact, it kept us going.
Other than recording it in our books, there are no further obligations - Andrew will not be repaid that $6,171; it's permanently in the Company now. This kind of support might happen again if needed. For example, if short-term cash is needed, an insider might cover and either treat as contribution or short-term loan. If a loan, we'd disclose terms. As of now, no outstanding loans from insiders exist.
Office Space and Other Resource Sharing
The Company's address  may be a co-working space or similar arrangement. It's possible that one of our founders signed the lease or membership personally and let the Company use it. If, for instance, Andrew had a co-working membership he lets Accrew utilize without charging rent, that is a related arrangement (benefiting the Company). There's no monetary transaction to disclose, but it's worth noting the founders have been providing intangible support. If any rent was paid to an entity of a founder, we'd disclose it. To our knowledge, the Company itself likely pays any co-working fees directly (which are minor), or the founders cover it as part of those contributed expenses. We will formalize leases once we have significant operations.
Partner Relationships
None of our key partners (bank, processors, etc.) are affiliated with insiders. Mark came from Bank of America, but the Company does not work with Bank of America. So, there is no conflict. Furthermore, there are no family relations or insider relationships with vendors and other third-party service providers.
Indemnification and Advancement
Our bylaws and indemnification agreements (if any) provide that we will indemnify officers/directors for certain liabilities. This is a standard arrangement but worth noting that if in the future the Company has to advance legal fees or indemnify an insider in a lawsuit, that's a transaction of interest. As of now, no such situation has occurred.
Board Composition and Control
Our Board currently consists of Andrew (AJ) Montgomery (Chairman & CEO), Mark Willoughby (Secretary of the Board & COO), and Barbara Montgomery (Director) (who is AJ Montgomery's mother). While not a "transaction," it's relevant that our insiders control the company via Class A Shares. They could make decisions such as setting their own compensation (when we have profits, maybe awarding themselves bonuses) or entering into related-party deals. However, these persons are bound by fiduciary duties and the Company plans to introduce independent directors to provide additional oversight. We have no independent board members now to ratify related-party transactions, we intend to have independent directors approve any material related party deals or transactions in the future.
Proposed Transactions
As of now, the Company is not a party to any proposed transaction involving an Insider. If, hypothetically, after the qualification of this Offering, we decide to pay salaries to Andrew and Mark, that would be a related-party transaction (compensation). We expect to start paying them reasonable salaries for their roles (to be determined by the Board). For instance, we might pay Andrew's a salary of $300,000. That will be disclosed in future reporting but it's not a "transaction" requiring approval beyond Board approval. Still, note that Insiders will draw compensation, which is inherently interested but typical.
Policies and Procedures
When we have a larger Board, we plan to implement a policy that any related-party transaction (as defined under applicable rules) will require approval by disinterested directors or by the audit committee (once established). So far, the transactions with Insiders have generally provided value to the Company through capital contributions and paying expenses, rather than extracting value.
In summary, aside from founders paying a small amount for their stock and a founder covering some bills, there have been no transactions in which management or significant holders had a material conflicting interest. We have not extended any loans to officers or directors, nor have we purchased any assets from or sold any assets to them. If any such transaction arises, we it is legal and disclosed if necessary.
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SECURITIES BEING OFFERED
We are offering Class B Shares of Accrew, Inc. pursuant to this Offering Circular The following is a summary of the rights and preferences of our securities, particularly focusing on the Class B Shares being offered, and how it differs from our Class A shares and other securities. This summary is qualified in its entirety by reference to our Certificate of Incorporation (as amended) and Bylaws, which are available to investors (we can provide copies upon request) and are summarized in part here.
GENERAL
Our authorized capital stock consists of 80,000,000 shares of common stock (divided into Class A and Class B Shares) As of the date hereof, 7,830,000 Class A Shares are outstanding. We established a dual-class common stock structure to differentiate the rights of insiders (Class A) and Members (Class B). The intent is to allow widespread equity distribution (Class B) while maintaining efficient governance control with the founding team (Class A), at least in the early growth phase.
COMMON STOCK
The two classes of common stock, Class A and Class B, are identical in most respects except as noted below.
Voting Rights
Class A Shares
Class A Shares have full voting rights-each Class A Share entitles its holder to one vote on all matters submitted to a vote of stockholders.
Class B Shares; Member App Proposals and Advisory Voting
Class B Shares, on the other hand, have very limited voting rights. Specifically, Class B Shares do not have the right to vote in the election of Directors or on most routine corporate matters. Class B Shareholders are entitled to vote only in scenarios where class voting is required by Delaware law.
However, the Corporation shall maintain within its App a proposal and voting module (the "Member Voting Module") enabling Class B Shareholders to: (i) propose and vote on potential company acquisitions or investments intended to generate profits for the Company and its Shareholders; (ii) propose and vote on App features or other product priorities; and (iii) vote when the Board seeks Class B Shareholder input on Company-specific policies. Here, votes are Program advisory votes and do not supersede the Act, the Certificate of Incorporation, the Bylaws, or the Board's authority or fiduciary duties.
Eligibility to Propose; Submission Standards
Proposals
Any Class B Shareholder that is not currently subject to an active Compliance Freeze may submit a proposal through the Member Voting Module, subject to submission thresholds and formatting guidelines established from time to time by the Board (e.g., evidencing minimum Member support or share backing, business case, compliance certifications, and budget parameters).
  Screening
The Management Team may screen, consolidate, or decline proposals for any reason, including a belief that a proposal is unlawful, impracticable, duplicative, or insufficiently supported, and may request revisions for clarity, feasibility, or compliance.
Record Date; Voting Power
  Record Date
For each proposal, the Board (or its designee) shall set a record date under Section 213 of the Act, and Eligible Voting Shares (defined below) for such proposal shall be determined as of such record date, regardless of later cures to Compliance Freezes.
  Voting Power
On each issue presented for consideration in the Member Voting Module, each Class B Shareholder shall be entitled to one (1) vote per Eligible Voting Share held as of the record date. "Eligible Voting Shares" means all Class B Shares that are not (a) designated as Excess Class B Shares or (b) held by a Shareholder subject to an active Compliance Freeze.
  Delegation/Proxy
Voting by in-app delegation or proxy is permitted; however, no single delegate may exercise 20% or more of the total delegated Eligible Voting Shares in any advisory vote unless such concentration is itself approved by 50% or more of Eligible Voting Shares in that advisory vote.
 Quorum; Approval, Availability and Voting Window
  Available Period
Once a proposal is certified by the Management Team and posted in the Member Voting Module, it shall remain open and visible for Class B Shareholder voting for not less than twelve (12) months from its opening date (the "Availability Period"), unless earlier withdrawn by the Board for legal, regulatory, or compliance reasons stated on the proposal page.
  Quorum Measurement
Quorum is achieved at any time during the Availability Period when valid ballots cast represent 20% or more of the Eligible Voting Shares for that proposal as of the applicable record date.
  Final Voting Period After Quorum
 Upon quorum being achieved, the proposal immediately enters a final voting period of sixty (60) days (the "Final Voting Period"), during which Members may cast new ballots or modify previously submitted ballots. The Final Voting Period may extend beyond the Availability Period, and the proposal shall remain open solely to complete this 60-day period, after which the polls close and results are certified.
  Approval Threshold
A proposal is advisory-approved if, upon close, 50% or more of the Eligible Voting Shares cast are in favor, with votes weighted one (1) vote per Eligible Voting Share.
  Lapse if no Quorum
If a quorum is not achieved within the Availability Period, the proposal automatically expires and is removed from the Member Voting Module. Any resubmission must be filed as a new proposal and satisfy then-current submission standards.
 Effect; Board Action; Legal/Financial Conditions
 Advisory Effect
Outcomes under this Section 3 are non-binding and neither the Management Team nor the Board is obligated to act on any advisory-approved proposal. The Board retains full authority to accept, modify, defer, or reject any proposal, subject to applicable law and the Bylaws.
Any Member-approved acquisition/investment remains subject to Board approval, due diligence, financing availability, regulatory approvals, and applicable law.
  No impairment; surplus
No action may be taken that would impair capital, contravene Section 160 or 170 of the Act, or otherwise violate law or the Certificate of Incorporation.
Process Integrity; Compliance
The Management Team may (i) implement anti-money laundering and "know your customer" rules, device/account authentication, anti-fraud controls, rate limits, and audit logs for the Member Voting Module; (ii)  invalidate votes cast in violation of law or the Bylaws; and (iii) take reasonable measures to preserve fairness, security, and reliability of voting.
Notice; Results; Disclosure
The Corporation shall provide in-App notice of proposal openings, quorum, and closings and publish aggregate results after certification. If a vote concerns a matter that requires public disclosure under Regulation A promulgated under the Securities Act of 1933 or other applicable law, the Corporation shall make timely filings and investor notifications as required by such law or regulation.
No Waiver of Statutory Stockholder Rights
Nothing in this section limits or replaces statutory stockholder meetings, consents, or votes required by the Act, the Certificate of Incorporation, or the Bylaws. If the Board elects to seek a binding stockholder vote on any matter, such vote shall be conducted in accordance with the Act and Article III of the Bylaws.
Economic Rights (Dividends and Liquidation)
Class A and Class B shares are economically pari passu, meaning they share equally in dividends or distributions when and if declared. However, as a policy, we do not intend to pay traditional dividends on common stock. Instead, the mechanism for sharing profits is through the Profit Sharing Pool and share redemptions. If the Board were to declare a cash dividend outside of the profit-sharing program, Class A and Class B would have equal rights.
In a liquidation or dissolution of the Company (after all debts and any creditors are paid), any remaining assets would be distributed to common stockholders pro rata. At that point, Class A and Class B would rank equally in claims to assets. So in a sale of the Company or liquidation, both classes get the same per-share payout.
Profit Sharing Pool & Redemptions
The unique economic aspect of the Shares is how returns are delivered. Rather than dividends, returns come via Share redemption requests funded by the Profit Sharing Pool. In practical terms, this functions somewhat like a dividend or buyback program: The Board allocates profits to the Profit Sharing Pool, and then Shareholders can choose to redeem Shares for cash. When they do, they effectively withdraw their portion of accumulated profits. Both Class B and Class A Shares participate in the Profit Sharing Pool. However, Insiders (certain holders of Class A Shares) are not able to redeem their Shares for at least 2 years after their issuance.
It's important to note that NO SHAREHOLDER HAS A GUARANTEED RIGHT TO A CASH REDEMPTION, A DIVIDEND, OR ANY DISTRIBUTION. Any payout from the Profit Sharing Pool happens only if the Board allows redemptions.
Transfer Restrictions
Our Certificate of Incorporation imposes restrictions on transfer for both classes, but they are particularly aimed at Class B Shares. Class B Shares are not permitted to be sold, assigned, or transferred to third parties without Company consent. The Bylaws explicitly state that Class B can only be exchanged with the Company (redeemed). We do not intend to waive this restriction in general. This means a Member cannot simply sell their Class B Shares, even privately, unless the Company approves.
Class A Shares held by Insiders are also subject to transfer restrictions. Generally, the Insiders cannot sell or even redeem their Shares for cash held in the Profit Sharing Pool for at least 2 years.
In short, the Shares offered are not freely tradable. Any transfer of the Shares to a third-party must be made pursuant to a registration statement filed with the SEC or an exemption therefrom We have no plans to list the Class A or the Class B Shares on any exchange or trading platform. The certificate for Class B (or electronic record) will bear a legend about these restrictions. The only liquidity path for Shareholders is through redemption with the Company.
Preemptive Rights
Neither class of common stock has preemptive rights. This means current Shareholders do not have an automatic right to participate in future stock issuances to maintain their percentage ownership. The Board can issue additional shares (within the authorized capital) to new or existing investors without offering them to existing Shareholders first. This is pretty standard; investors should anticipate potential dilution (as discussed).
Stock Splits, Adjustments
If the Company engages in any stock splits or combinations, such action would apply equally to both Class A and Class B Shares so as to not alter relative rights.
Dividend Policy
The Company does not intend to pay cash dividends. Instead, Class A and Class B Shareholders can redeem their Share for a cash from the Profit Sharing Pool. For more information on the Profit Sharing Pool, see the section entitled "The Offering and Plan of Distribution; Selling Security Holders" above. No dividends have been declared since inception. Any future change to this approach would be subject to Board decision. If we ever did declare an actual dividend, under Delaware law, it must come from surplus or current net profits. Given we intend to retain minimal profits, any direct dividend would likely not happen unless we had excess capital and perhaps in a later stage decided to distribute to all Shareholders pro rata.
Profit Sharing Pool and Redemption of Shares
Please see the section entitled The Offering and Plan of Distribution; Selling Security Holders" for a detailed description of the Program wherein Members can redeem their Shares for cash from the Profit Sharing Pool.
ANTI-DILUTION PROTECTIONS
Neither Class A nor Class B Shares have anti-dilution adjustments for future stock issuances. If the Company sells or issues more Shares, both Class A and Class B Shareholders will be diluted.
RIGHTS UPON TERMINATION OF PROGRAM OR DISSOLUTION
If the Company were ever dissolved, any remaining amount in the Profit Sharing Pool will be distributed, along with other assets, to the Shareholders pro rata.
TAKEOVER IMPLICATIONS
The concentration of Class A ownership with Founders and Insiders means it is nearly impossible for an outsider to take control of the Company through stock acquisition without the consent of the Class A Shareholders. It is unlikely that a hostile takeover would ever occur. Members are largely reliant on the current management to effectively operate the Company.
FUTURE ISSUANCES
We reserve the right to issue additional Class B Shares in the future for various purposes, including raising capital or issuing them to employees as compensation. All such issuances will dilute existing Class B Shareholders' percentage ownership.
Stock Incentive Plan
The 10,000,000 Class A Shares reserved for the Employee Share Pool will likely be used to grant stock options or restricted stock to employees, directors, and advisors. We have not yet formally adopted a stock option plan, but intend to do so.
SUMMARY OF RIGHTS TABLE
For clarity, here's a quick table summarizing Class A vs Class B rights:
Right/Feature Class A Shares Class B Shares
Voting Power Yes - 1 vote per share (full voting on all matters). Currently, 99.6% held by Founders. Greatly limited - generally no vote on standard matters. Advisory votes only in the Member Voting Module, and class vote only if rights are affected.
Economic Rights (dividends) Equal pro rata right to dividends if declared (none expected). Same as Class A Shares
Profit Sharing Pool, Redemptions  Insiders' shares are not expected to be redeemed often; Insiders are exempt from 5% ownership cap and most have a 2-year lock on redemption of Shares.  Full access to request redemption for cash from Profit Sharing Pool, subject to limitations. This is the mechanism for them to realize profits. Also subject to 5% ownership cap explained above.
Transferability Transfers to third parties are generally prohibited unless the Board approves the transfer. There will no public trading of Class A Shares.  Generally, Class B Shares may only be redeemed byt the Company. Transfers are prohibited unless approved by the Board. There will be no public trading of Class B Shares.

CONCLUSION
By becoming a Member, you become a part of the Accrew community of owners with the potential to benefit from the success of the company through profit-sharing, but you relinquish typical shareholder controls and liquidity. It's a hybrid of an investment and a membership stake. We encourage each prospective Members to carefully consider these securities' characteristics, and when in doubt, consult financial and legal advisors to ensure it fits your goals and risk profile.

FINANCIAL STATEMENTS
The following are our audited financial statements for the years ending on December 31, 2023, and December 31, 2024. These statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and audited by Smart Solutions CPA, Inc., an independent registered public accounting firm, who issued an unqualified audit report dated August 29, 2025.
The financial statements include:
- Independent Auditor's Report;
- Balance Sheets for 2023 and 2024 fiscal years;
- Income Statements (Statements of Operations) for the 2023 and 2024 fiscal years;
- Statements of Changes in Stockholders' Equity 2023 and 2024 fiscal years;
- Statements of Cash Flows for the 2023 and 2024 fiscal years; and,
- Notes to Financial Statements.
These financial statements should be read in conjunction with the notes thereto and the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" above. The notes are an integral part of the financial statements and include important information about the Company's accounting policies, SAFE financing, Profit Sharing Pool definition, related party contributions, income taxes, and subsequent events.

INDEPENDENT AUDITOR'S REPORT
To the Management of Accrew, Inc.
Opinion
We have audited the financial statements of Accrew, Inc. (the "Company"), which comprise the Balance Sheets as of December 31, 2024, and 2023, Income Statements, the Statements of Changes in Equity, and Cash Flows for the years then ended and the related Notes to the Financial Statements.
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the "Auditor's Responsibilities for the Audit of the Financial Statements" section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date the financial statements are available to be issued.
Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with Generally Accepted Auditing Standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with Generally Accepted Auditing Standards (GAAS), we:
- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the management, as well as evaluate the overall presentation of the financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Noman Tahir, CPA
License: 065.054304
Chicago
State of Illinois
September 4, 2025
..
BALANCE SHEETS
As of December 31, 2024, and 2023 (Audited)
Assets 2024 2023
Current Assets:
Cash and cash equivalents $ 98,009 $ 88,869
Security deposit $ - $ 10,375
Total current assets $ 98,009 $ 99,244
Non-current Assets:
(No non-current assets) - -
Total assets $ 98,009 $ 99,244

Liabilities and Stockholders' Equity 2024 2023
Current Liabilities:
Accounts payable and accrued liabilities $ - $ -
(No material current liabilities)
Total liabilities $ - $ -
Stockholders' Equity:
Common stock (par $0.00001) - 10,000,000 shares authorized; 7,530,000 shares issued & outstanding at 12/31/2024 and 12/31/2023 $ 75 $ 75
Additional paid-in capital (APIC) $ 13,318 $ 13,318
Future equity obligations (SAFE proceeds) $ 207,230 $ 201,230
Accumulated deficit $ (122,614) $ (115,379)
Total stockholders' equity $ 98,009 $ 99,244
Total liabilities and equity $ 98,009 $ 99,244

(The accompanying notes are an integral part of these financial statements.)

INCOME STATEMENTS
(Statements of Operations for the years ended December 31, 2024, and 2023)
 2024 2023
Revenue: $ - $ -
Operating Expenses:
- Operating expenses (general & admin, development, etc.) $ 20,915 $ 32,126
- Marketing and advertising $ 224 $ 5,741
Total expenses $ 21,139 $ 37,867
Operating Loss $ (21,139) $ (37,867)
Other Income (Expense):
- Other income (refund, interest) $ 13,904 $ 767
- Interest expense $ - $ -
Net loss before income taxes $ (7,235) $ (37,100)
Income tax expense (benefit) $ - $ -
Net Loss $ (7,235) $ (37,100)

(Loss per share data is not presented because the stock was not publicly traded and the share count remained constant; any per-share loss would be nominal given high share count vs losses.)
(The accompanying notes are an integral part of these financial statements.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(for the years ending on December 31, 2023, and December 31, 2024)
 Common Stock (# shares) Common Stock (Amount) Additional Paid in Capital Future Equity Obligations Accumulated Deficit Total
As of December 31, 2022 7,530,000 $75 $ 4,597 $ 98,730 $ (78,279) $ 25,123
Capital contribution (founder paid expenses) - - $ 8,721 - - $ 8,721
Issuance of SAFE (future equity) - - - $102,500 - $ 102,500
Net loss 2023  - - - - $(37,100) $(37,100)
As of December 31, 2023 7,530,000 $75 $13,318 $201,230 $(115,379) $ 99,244
Issuance of SAFE (future equity) - - - $ 6,000 - $ 6,000
Net loss 2024 - - - - $ (7,235) $ (7,235)
As of December 31, 2024 7,530,000 $75 $13,318 $207,230 $(122,614) $ 98,009
(The accompanying notes are an integral part of these financial statements.)

STATEMENTS OF CASH FLOWS
(for the years ending on December 31, 2023, and December 31, 2024)
Cash Flow Activities 2024 2023
Cash Flows from Operating Activities:
Net loss $ (7,235) $ (37,100)
Adjustments to reconcile net loss to net cash from ops:
- Changes in operating assets & liabilities:
Decrease (Increase) in security deposit $ 10,375 (inflow) $ (6,000) (outflow)
Decrease in accrued liabilities $ - $ (405)
Net cash provided (used) by operating activities $ 3,140 $ (43,505)
Cash Flows from Financing Activities:
Capital contribution (founder) $ - $ 2,550
Proceeds from issuance of SAFEs $ 6,000 $ 102,500
Net cash provided by financing activities $ 6,000 $ 105,050
Net increase in cash $ 9,140 $ 61,545
Cash at beginning of year $ 88,869 $ 27,324
Cash at end of year $ 98,009 $ 88,869
Supplemental disclosure of non-cash financing:
- Expenses contributed as capital (paid by founder) $ - $ 6,171
(The accompanying notes are an integral part of these financial statements.)

NOTES TO FINANCIAL STATEMENTS
Note 1 - Nature of Operations
Accrew, Inc., (the "Company"), was incorporated in the State of Delaware on September 24, 2021. The Company is a financial technology company that aims to provide innovative digital banking solutions to its members in the United States. The Company leverages technology to deliver enhanced rewards, features, and rates, while also empowering members with ownership of banking profits and participation in investment and community-related initiatives. The Company is currently in the process of development and has not yet launched its application to the public or gone live, accordingly, there have been no revenue-generating activities as of the balance sheet date.
Note 2 - Summary of Significant Accounting Policies
 Basis of Accounting
The preparation of these financial statements and accompanying notes in conformity with United States of America Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.
New accounting standards adopted
 Current Expected Credit Loss
In June 2016 the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, to replace the incurred loss model for loans and other financial assets with an expected loss model, which is referred to as the Current Expected Credit Loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. The standard is effective for other than public companies for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company adopted the standard using the modified retrospective transition method. Results for the reporting period beginning January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously GAAP. Upon adoption, there was no impact on the financial statements.
Cash and cash equivalents
Cash and cash equivalents comprise cash at banks and cash in hand. It also includes short-term investments with original maturities of three months or less from the date of purchase, except for those amounts that are held in the investment portfolio which are invested for long-term purposes.
Deferred tax
Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. Deferred tax assets are reported net of a valuation allowance when it is more likely than not that a tax benefit will not be realized.
Other Income
Other income is recognized when it is earned and when collection is reasonably assured and the Company's right to receive payment is established under the terms of the arrangement.
Marketing and advertising
The Company expenses marketing and advertising costs as incurred. Advertising and promotion expenses for the year ended December 31, 2024, and 2023 were $224 and $5,741, respectively.
Income taxes
The Company has elected to be taxed as a C-Corporation under the Internal Revenue Code and, as such, is subject to U.S. federal and state income taxes on its taxable income. The provision for income taxes consists of current tax expense as well as deferred tax expense or benefit, which results from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be realized or settled.
Note 3 - Cash and cash equivalents
2024 2023
$ 98,009 $88,869
$ 98,009 $88,869

Bank Balances

3.1 Bank balances include balances maintained in business checking account at Blue Vine Banking, generating an interest at a rate of 1.5% per annum.
Note 4 - Security Deposit
2024 2023
$ -  $10,375
$ -  $10,375

Security Deposits

4.1  The Company was required to maintain a minimum reserve balance with its banking partner, Solid Reserve, in order to support its banking activities and ensure settlement obligations. During 2024, the deposit was returned at the termination of the contract.
Note 5 - Common Stock
The Company is authorized to issue 10,000,000 shares at $0.00001 per share. As of December 31, 2024 and 2023, a total of 7,530,000 shares were outstanding, which were owned as follows:
Name of Shareholder No. of Shares Shareholding Percentage
Andrew Montgomery 5,100,000 67.73%
Mark Willoughby 2,400,000 31.87%
Michell Phanthongphay 30,000 0.40%

Shares of common stock have the following rights and privileges:
Voting - The holder of each share of common stock is entitled to one vote per share held.
Dividends - Common stockholders are entitled to receive dividends, if and when declared by the Management, subject to the rights of holders of all classes of stock outstanding having priority rights as to dividends.
Note 6 - Future Equity Obligations
The Company had issued Simple Agreements for Future Equity ("SAFEs") as a form of financing. These instruments do not have a stated maturity date, do not accrue interest, and remain outstanding until a defined triggering event occurs.
Under the terms of the SAFEs, the holders are entitled to receive equity in the Company upon the occurrence of a qualified equity financing, at a conversion price reflecting a 85% discount to the price paid by investors. In the event of a liquidity or dissolution event, holders are entitled to receive either a cash-out amount equal to the original investment or the value of equity at the discounted price, subject to liquidation preferences.
As of December 31, 2024 and 2023, no SAFEs have been converted, terminated, or otherwise settled, and all remain outstanding in accordance with their terms.
Note 7 - Operating Expenses
 2024 ($) 2023 ($)
Software and platform charges 10,351 9,779
Contract Labor 5,558 12,953
Memberships and Subscriptions 2,321 4,323
Insurance 1,708 1,262
Legal Consultancy - 3,139
Miscellaneous $ 20,915 $32,126

Note 8 - Marketing and Advertising
2024 2023
$ 224 $5,741
$ 224 $5,741

Marketing and Advertising

2024 2023
$ 12,000 $ -
$ 1,904 $ 767
$ 13,904 $ 767
Note 9 - Other Income

Refund on contract termination

9.1 This amount was returned by the Solid Financial as a result of termination of contract. These obligations were initially recognized as expense in prior reporting years.
Note 10 - Income Taxes
The provision for income tax is summarized below:
10.1 Current and deferred tax expense
 2024 2023
Current tax:
- Federal $ 0.00 $ 0.00
- State $ 0.00 $ 0.00
Total Current Tax Expense $ 0.00 $ 0.00

Deferred tax:
Deferred tax (income)/expense $ (2,149) $ (11,019)
Deferred tax assets valuation allowance $ (2,149) $ (11,019)
Income tax expense (net)  -

10.2 Deferred tax asset / (liability)
 2024 2023
The net deferred tax asset or liability include the following:
Deferred tax asset $ 2,149 $ 11,019
Deferred tax liability - -
 $ 2,149 $ 11,019
Less: Deferred tax assets valuation performance $ (2,149) $ (11,019)
Net deferred tax asset $ - $ -

10.3 Schedule of temporary differences
Temporary differences that give rise to the net deferred tax asset as of 2024 and 2023 year-ends are as follows:
 2024 2023
Unused tax loss $ (2,149) $ (11,019)
Deferred tax asset $ (2,149) $ (11,019)
Less: Deferred tax assets valuation performance $ 2,149 $ 11,019
 $ 2,149 $ 11,019
Less: Deferred tax assets valuation performance $ (2,149) $ (11,019)
Net deferred tax asset $ - $ -

Note 11 - Related Party Transactions
Transactions with related parties Relationship 2024 2023
Expenses paid on behalf of the Company as a capital contribution Shareholder $ - $ 6,171

Note 12 - Contingencies and commitments
There were no material contingencies and commitments known as of the date of the balance sheet.
Note 13 - Concentration of credit risk
The financial instruments that potentially subject the Company to credit risk include cash at the bank. The Company's cash balances are maintained at a reputed financial institution where the accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. The Company believes that these assets are not exposed to any significant credit risk.
Note 14 - Pre-launch Operations
The Company was incorporated in 2021 and has since been focused on building its platform and developing innovative banking features for its members in the U.S. In 2023, the Company initiated a SAFE funding round, which continued into 2024 to support product development and operational setup.
As of December 31, 2024, the Company had not commenced live operations and, accordingly, did not generate revenue during the period. The Company remains in its pre-operational stage while progressing toward the launch of its member-focused financial technology platform.
The Company intends to pursue a Regulation A (Reg A) funding round to further support its launch and growth initiatives. With its emphasis on member empowerment, financial enlightenment, and technology-driven banking features, the Company expects to commence revenue-generating activities in future periods once its platform goes live.
Note 15 - Subsequent Events
The Company evaluated all events and transactions that occurred after the year-end, and through the date of authorization of the financial statements. The Company determined that it does not have any material subsequent events to report in the financial statements.

Note from the Company
These financial statements and notes provide a snapshot of Accrew's financial position as of year-end 2024, when it was pre-revenue, and they reflect the initial investments via SAFE and Founder contributions. Prospective investors should note that past financial results primarily reflect development stage expenses and do not indicate how the company will perform once operational. The absence of revenue and the net losses thus far are typical for a startup in development. The successful execution of our business plan (and thus improvement of financial results) depends on the success of this offering.

EXHIBIT INDEX
Exhibit Number  Description
2.1 Amended & Restated Certificate of Incorporation of Accrew, Inc.
2.2  Bylaws
6.1  Mbanq Banking as a Service Agreement
6.2 Kore Transfer Agent Agreement
12  Opinion regarding Legality

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Chicago, Illinois, on December 22, 2025.
ACCREW, INC.
By: /s/ Andrew Montgomery
Name: Andrew Montgomery
Title: Chairman of the Board of
Directors and Chief
Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.
Signature Title Date

/s/ Andrew Montgomery
Chairman of the Board & CEO
12/22/2025

/s/ Mark Willoughby
Secretary and Treasurer of the Board
12/22/2025

/s/ Barbara Montgomery
Director of the Board
12/22/2025